                                                                       Exhibit 2

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                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF OCTOBER 4, 2002

                                  BY AND AMONG

                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                             JDN REALTY CORPORATION

                                       AND

                            DDR TRANSITORY SUB, INC.





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
                                TABLE OF CONTENTS
                                                                                                              PAGE

ARTICLE I.  THE MERGER............................................................................................2
         Section 1.1       The Merger.............................................................................2
         Section 1.2       Effective Time.........................................................................2
         Section 1.3       Closing of the Merger..................................................................2
         Section 1.4       Effects of the Merger..................................................................2
         Section 1.5       Articles of Incorporation and Bylaws...................................................2
         Section 1.6       Directors and Officers of Surviving Corporation........................................2
         Section 1.7       Directors of Parent....................................................................3

ARTICLE II.  MERGER CONSIDERATION; CONVERSION OF STOCK............................................................3
         Section 2.1       Conversion of Company Capital Stock....................................................3
         Section 2.2       Exchange of Certificates...............................................................4
         Section 2.3       Tax-Free Reorganization................................................................5
         Section 2.4       Distributions with Respect to Unexchanged Shares.......................................5
         Section 2.5       No Fractional Shares of Parent Common Stock............................................6
         Section 2.6       No Liability...........................................................................6
         Section 2.7       Withholding Rights.....................................................................6
         Section 2.8       Dissenters' Rights.....................................................................7
         Section 2.9       Adjustment of Exchange Ratio...........................................................7

ARTICLE III.  REPRESENTATIONS AND WARRANTIES  OF THE COMPANY......................................................7
         Section 3.1       Organization and Qualification; Subsidiaries...........................................7
         Section 3.2       Capitalization.........................................................................8
         Section 3.3       Authority Relative to this Agreement; Stockholder Approval............................10
         Section 3.4       Reports; Financial Statements.........................................................10
         Section 3.5       No Undisclosed Liabilities............................................................11
         Section 3.6       Absence of Changes....................................................................11
         Section 3.7       Consents and Approvals; No Violations.................................................12
         Section 3.8       No Default............................................................................13
         Section 3.9       Litigation............................................................................13
         Section 3.10      Compliance with Applicable Law........................................................13
         Section 3.11      Properties............................................................................13
         Section 3.12      Employee Plans........................................................................18
         Section 3.13      Labor Matters.........................................................................20
         Section 3.14      Environmental Matters.................................................................21
         Section 3.15      Tax Matters...........................................................................22
         Section 3.16      Material Contracts....................................................................25
         Section 3.17      Opinion of Financial Advisor..........................................................26
         Section 3.18      Brokers...............................................................................27
         Section 3.19      Takeover Statutes.....................................................................27
         Section 3.20      Related Party Transactions............................................................27
         Section 3.21      Investment Company Act of 1940........................................................27
         Section 3.22      Trademarks, Patents and Copyrights....................................................27

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
         Section 3.23      Insurance.............................................................................27

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES  OF PARENT AND MERGER SUB............................................28
         Section 4.1       Organization and Qualification; Subsidiaries..........................................28
         Section 4.2       Capitalization........................................................................28
         Section 4.3       Authority Relative to this Agreement; Stockholder Approval............................30
         Section 4.4       Reports; Financial Statements.........................................................31
         Section 4.5       No Undisclosed Liabilities............................................................31
         Section 4.6       Absence of Changes....................................................................32
         Section 4.7       Consents and Approvals; No Violations.................................................32
         Section 4.8       Litigation............................................................................32
         Section 4.9       Compliance with Applicable Law........................................................33
         Section 4.10      Properties............................................................................33
         Section 4.11      Environmental Matters.................................................................34
         Section 4.12      Tax Matters...........................................................................34
         Section 4.13      No Liquidation........................................................................35
         Section 4.14      Opinion of Financial Advisor..........................................................35
         Section 4.15      Brokers...............................................................................35
         Section 4.16      Takeover Statutes.....................................................................35
         Section 4.17      No Prior Activities; Interim Operations...............................................35

ARTICLE V.  COVENANTS RELATED TO CONDUCT OF BUSINESS.............................................................36
         Section 5.1       Covenants of the Company..............................................................36
         Section 5.2       Covenants of Parent...................................................................41
         Section 5.3       Access to Information.................................................................42

ARTICLE VI.  ADDITIONAL AGREEMENTS...............................................................................43
         Section 6.1       Registration Statement and Joint Proxy Statement......................................43
         Section 6.2       Stockholders' Meetings................................................................44
         Section 6.3       Reasonable Best Efforts...............................................................44
         Section 6.4       Company Acquisition Proposals.........................................................46
         Section 6.5       Parent Board Approval and Recommendation..............................................47
         Section 6.6       Resignations..........................................................................47
         Section 6.7       Public Announcements..................................................................47
         Section 6.8       Indemnification; Directors' and Officers' Insurance...................................48
         Section 6.9       Employee Matters......................................................................49
         Section 6.10      Notification of Certain Matters.......................................................50
         Section 6.11      Coordination of Dividends.............................................................51
         Section 6.12      Exemption from Liability under Section 16(b)..........................................51
         Section 6.13      Listing...............................................................................52
         Section 6.14      Taxes.................................................................................52
         Section 6.15      Extension of Credit Agreement.........................................................52
         Section 6.16      Extension of Insurance Policies.......................................................53

ARTICLE VII.  CONDITIONS TO CONSUMMATION OF THE MERGER...........................................................53
         Section 7.1       Conditions to Each Party's Obligations to Effect the Merger...........................53

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
         Section 7.2       Conditions to the Obligations of Parent and Merger Sub to Effect the Merger...........54
         Section 7.3       Conditions to Obligations of the Company to Effect the Merger.........................55

ARTICLE VIII.  TERMINATION; AMENDMENT; WAIVER....................................................................56
         Section 8.1       Termination...........................................................................56
         Section 8.2       Effect of the Termination.............................................................57
         Section 8.3       Fees and Expenses.....................................................................57
         Section 8.4       Amendment.............................................................................59
         Section 8.5       Extension; Waiver.....................................................................59

ARTICLE IX.  MISCELLANEOUS.......................................................................................59
         Section 9.1       Nonsurvival of Representations and Warranties.........................................59
         Section 9.2       Entire Agreement; Assignment..........................................................59
         Section 9.3       Notices...............................................................................60
         Section 9.4       Governing Law.........................................................................61
         Section 9.5       Descriptive Headings..................................................................61
         Section 9.6       Parties In Interest...................................................................61
         Section 9.7       Severability..........................................................................61
         Section 9.8       Specific Performance..................................................................61
         Section 9.9       Counterparts..........................................................................61
         Section 9.10      Interpretation........................................................................62
         Section 9.11      Definitions...........................................................................62


EXHIBITS

         Exhibit A         Company Voting Agreement

         Exhibit B         Parent Voting Agreement

         Exhibit 7.2(c)    King & Spalding REIT Opinion

         Exhibit 7.3(c)    Baker & Hostetler REIT Opinion

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

DEFINED TERMS                                                                                        SECTION

Acquisition Proposal.................................................................................9.11(a)
Affiliate............................................................................................3.20
Agreement............................................................................................Preamble
AIP..................................................................................................4.12
Antitrust Law........................................................................................3.7
Articles.............................................................................................1.5
Articles of Merger...................................................................................1.2
Base Amount..........................................................................................8.3(b)
Bylaws...............................................................................................1.5
Certificate..........................................................................................2.1(c)
Class A Preferred Stock..............................................................................4.2(a)
Class B Preferred Stock..............................................................................4.2(a)
Class C Preferred Stock..............................................................................4.2(a)
Class D Preferred Stock..............................................................................4.2(a)
Class E Preferred Stock..............................................................................4.2(a)
Class F Preferred Stock..............................................................................4.2(a)
Class G Preferred Stock..............................................................................4.2(a)
Class H Preferred Stock..............................................................................4.2(a)
Class I Preferred Stock..............................................................................4.2(a)
Class J Preferred Stock..............................................................................4.2(a)
Class K Preferred Stock..............................................................................4.2(a)
Closing..............................................................................................1.3
Closing Agreement....................................................................................7.2(h)
Closing Agreement Payments...........................................................................6.11
Closing Date.........................................................................................1.3
COBRA................................................................................................3.12(f)
Code.................................................................................................Preamble
Commitment...........................................................................................5.1(k)
Company..............................................................................................Preamble
Company Board........................................................................................3.3(b)
Company Common Stock.................................................................................Preamble
Company Disclosure Schedule..........................................................................Article III
Company Employee Benefit Plan........................................................................3.12(a)
Company Environmental Permits........................................................................3.14
Company Financial Advisor............................................................................3.17
Company Financial Statement Date.....................................................................3.6
Company Insiders.....................................................................................6.12
Company Material Contracts...........................................................................3.16(a)
Company Non-Subsidiary Entity........................................................................9.11(b)
Company Option Plans.................................................................................9.11(c)
Company Permits......................................................................................3.10
Company Preferred Stock..............................................................................2.1(a)
Company Properties...................................................................................3.11(a)
Company Requisite Vote...............................................................................3.3(b)
Company SEC Reports..................................................................................3.4

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
Company Section 16 Information.......................................................................6.12
Company Securities...................................................................................3.2(a)
Company Space Leases.................................................................................3.11(f)
Company Stock........................................................................................2.1(b)
Company Stockholders' Meeting........................................................................6.2
Company Stock Options................................................................................3.2(a)
Company Title Insurance Policy.......................................................................3.11(c)
Company Voting Agreement.............................................................................Preamble
Confidentiality Agreement............................................................................5.3(c)
Construction Contracts...............................................................................3.11(h)
Corporate Budget.....................................................................................5.1
Credit Agreement.....................................................................................6.15
Development Budget...................................................................................3.11(h)
Development Properties...............................................................................3.11(a)
DOJ..................................................................................................6.3(b)
Drop-Dead Date.......................................................................................8.1(c)
Effective Time.......................................................................................1.2
Employee Benefit Plan................................................................................6.9(a)
Environmental Claims.................................................................................3.14
Environmental Laws...................................................................................3.14
ERISA................................................................................................3.12(a)
ERISA Affiliate......................................................................................3.12(a)
Exchange Act.........................................................................................3.4
Exchange Agent.......................................................................................2.2(a)
Exchange Ratio.......................................................................................2.1(a)
Expenses.............................................................................................8.3(a)
FTC..................................................................................................6.3(b)
GAAP.................................................................................................3.4
Governmental Entity..................................................................................3.7
Ground Lease.........................................................................................3.11(i)
Hazardous Material...................................................................................3.14
HSR Act..............................................................................................3.7
Indemnified Party or Indemnified Parties.............................................................6.8(a)
IRS..................................................................................................3.12(b)
Know.................................................................................................9.11(d)
Knowledge............................................................................................9.11(d)
Land.................................................................................................3.11(a)
Law..................................................................................................3.7
Lien.................................................................................................3.1(e)
Material Adverse Effect..............................................................................9.11(e)
Merger...............................................................................................Preamble
Merger Consideration.................................................................................2.1(a)
Merger Sub...........................................................................................Preamble
MGCL.................................................................................................Preamble
Multiemployer Plan...................................................................................3.12(a)
Nominee..............................................................................................1.7

                                      -v-
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
Noncumulative Preferred Stock........................................................................4.2(a)
Non-Permitted Pipeline Project.......................................................................5.1(k)
NYSE.................................................................................................2.5(b)
Operating Properties.................................................................................3.11(a)
Outside Management Agreements........................................................................3.11(o)
Parent...............................................................................................Preamble
Parent Board.........................................................................................1.7
Parent Common Stock..................................................................................Preamble
Parent Disclosure Schedule...........................................................................Article IV
Parent Environmental Permits.........................................................................4.11
Parent Financial Advisor.............................................................................4.14
Parent Option Plans..................................................................................9.11(f)
Parent Permits.......................................................................................4.9
Parent Preferred Stock...............................................................................4.2(a)
Parent Properties....................................................................................4.10(a)
Parent Requisite Vote................................................................................4.3(b)
Parent SEC Reports...................................................................................4.4
Parent Securities....................................................................................4.2(a)
Parent Stockholders' Meeting.........................................................................6.2
Parent Stock Options.................................................................................4.2(a)
Parent Voting Agreement..............................................................................Preamble
Parent Voting Preferred Stock........................................................................2.1(a)
Participation Agreements.............................................................................3.11(p)
Participation Interest...............................................................................3.11(p)
Participation Party..................................................................................3.11(p)
PCB..................................................................................................3.14
Permitted Liens......................................................................................3.11(a)
Permitted Pipeline Project...........................................................................5.1(k)
Person...............................................................................................9.11(g)
Pipeline Agreements..................................................................................3.11(l)
Pipeline Project.....................................................................................3.11(l)
Pipeline Property....................................................................................3.11(l)
Property Restrictions................................................................................3.11(a)
Proxy Statement......................................................................................6.1(a)
Qualifying Income....................................................................................8.3(b)
Registration Statement...............................................................................6.1(a)
Reimbursement Agreements.............................................................................3.11(m)
REIT.................................................................................................3.15(b)
REIT Requirements....................................................................................8.3(b)
Required Approvals...................................................................................6.3(a)
SEC..................................................................................................9.11(h)
Securities Act.......................................................................................3.4
Site Plan............................................................................................3.11(h)
S-O Act..............................................................................................3.4
Stockholders' Meetings...............................................................................6.2
Subsidiary...........................................................................................9.11(i)

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
Superior Proposal....................................................................................6.4(a)
Surviving Corporation................................................................................1.1
Takeover Statutes....................................................................................3.19
Tax or Taxes.........................................................................................3.15(k)
Tax Returns..........................................................................................3.15(k)
Termination Fee......................................................................................8.3(b)
Termination Fee Tax Opinion..........................................................................8.3(b)
Third Party..........................................................................................3.11(n)
Third Party Management Agreements....................................................................3.11(n)
Transfer and Gains Taxes.............................................................................6.14(a)
WARN.................................................................................................3.13(e)

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of October 4, 2002, is by and among JDN Realty Corporation, a Maryland corporation (the "COMPANY"), Developers Diversified Realty Corporation, an Ohio corporation ("PARENT"), and DDR Transitory Sub, Inc., a Maryland corporation and subsidiary of Parent ("MERGER Sub").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company has unanimously determined that the merger of the Merger Sub with and into the Company (the "MERGER") and this Agreement are advisable and fair to, and in the best interests of the Company and the holders of the common stock of the Company, par value $.01 per share (the "COMPANY COMMON STOCK");

         WHEREAS, the Board of Directors of Parent has unanimously determined that the Merger and this Agreement are advisable and fair to, and in the best interests of, Parent and the holders of common shares, without par value, of Parent (the "PARENT COMMON STOCK");

         WHEREAS, the Board of Directors of Merger Sub has unanimously determined that the Merger and this Agreement are advisable and fair to, and in the best interests of, Merger Sub and its sole stockholder;

         WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved this Agreement and the Merger on the terms and conditions contained in this Agreement;

         WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved this Agreement, the Merger and the transactions contemplated by this Agreement pursuant to action taken by unanimous written consent in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Articles of Incorporation and Bylaws of Merger Sub;

         WHEREAS, for federal income tax purposes it is intended by the parties hereto that the Merger shall qualify as a "reorganization" within the meaning of
Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, concurrently with the execution and delivery of this Agreement, Parent is entering into a Voting Agreement with certain stockholders of the Company, in the form of EXHIBIT A hereto (the "COMPANY VOTING AGREEMENT"), and the Company is entering into a Voting Agreement with certain stockholders of Parent, in the form of EXHIBIT B hereto (the "PARENT VOTING AGREEMENT"), pursuant to which, among other things, such stockholders have agreed to vote the shares owned by such stockholders in favor of the Merger and to grant Parent or the Company, as the case may be, irrevocable proxies to vote such shares.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         Section 1.1 THE MERGER. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the MGCL, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and as a majority owned subsidiary of Parent. The corporate existence of the Company, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of Maryland.

         Section 1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing such articles of merger or other appropriate documents (in any such case, the "ARTICLES OF MERGER") with the State Department of Assessments and Taxation of Maryland, as applicable, in such form as required by, and executed in accordance with, the relevant provisions of the MGCL and shall make all other filings, recordings or publications required by the MGCL in connection with the Merger. The Merger shall become effective at the time specified in the Articles of Merger (the time the Merger becomes effective being the "EFFECTIVE TIME").

         Section 1.3 CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Willkie, Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, or at such other time, date or place as agreed to in writing by the parties hereto.

         Section 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

         Section 1.5 ARTICLES OF INCORPORATION AND BYLAWS. The articles of incorporation of the Company in effect at the Effective Time (the "ARTICLES") shall be the articles of incorporation of the Surviving Corporation, until thereafter amended. The Bylaws of Company in effect at the Effective Time (the "BYLAWS") shall be the bylaws of the Surviving Corporation, until thereafter amended.

         Section 1.6 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.


         (a) The directors of Merger Sub at the Effective Time shall become the directors of the Surviving Corporation, to hold office in accordance with the Articles and Bylaws of the

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Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         (b) The officers of Merger Sub at the Effective Time shall become the initial officers of the Surviving Corporation as of the Effective Time, to hold office in accordance with the Articles and Bylaws of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         (c) Resignations will be tendered for all current directors and officers of the Company effective upon the Effective Time.

         Section 1.7 DIRECTORS OF PARENT. Parent shall cause (i) the Nominating Committee of Parent's Board of Directors (the "PARENT BOARD") to nominate one of the persons set forth in Section 1.7 to the Company Disclosure Schedule (the "NOMINEE"), for election to Parent's Board of Directors effective as of, and conditional on, the Effective Time of the Merger, (ii) such election of the Nominee to be voted on by Parent's stockholders at the Parent Stockholders' Meeting (as defined herein) and (iii) the Nominating Committee of the Parent Board to nominate the Nominee for election to the Parent Board at the 2003 annual meeting of Parent's stockholders.

                                  ARTICLE II.

                    MERGER CONSIDERATION; CONVERSION OF STOCK

         Section 2.1 CONVERSION OF COMPANY CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

         (a) (i) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.1(b), if any) shall be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive 0.518 of a fully paid and nonassessable share (the "EXCHANGE RATIO") of Parent Common Stock and (ii) each share of the Company's Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "COMPANY PREFERRED STOCK"), issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 2.1(b), if any) shall be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive one fully paid and nonassessable share of Parent cumulative redeemable voting preferred stock, without par value (the "PARENT VOTING PREFERRED STOCK"). Immediately prior to the Effective Time, the articles of incorporation of Parent shall be amended in accordance with Ohio law in order to create the Parent Voting Preferred Stock, which will have the same terms and rights as the Company Preferred Stock, including with respect to distribution and rights upon liquidation, dissolution or winding up, except that each share of the Parent Voting Preferred Stock shall be entitled to cast one (1) vote on all matters that holders of Parent Common Stock shall be entitled to vote on, but shall otherwise be pari passu with all Parent Preferred Stock as to distributions and rights upon liquidation, dissolution or winding up. Except as otherwise required by Law, the holders of Parent Voting Preferred Stock shall vote together with the holders of Parent Common Stock as a single class. The shares of

Parent Common Stock and Parent Voting Preferred Stock that will be issued in the Merger are referred to herein as the "MERGER CONSIDERATION".

         (b) Each share of Company Common Stock and Company Preferred Stock (collectively, "COMPANY STOCK") issued and outstanding immediately prior to the Effective Time that is owned by the Company as treasury stock shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.

         (c) At the Effective Time, all shares of the Company Stock converted pursuant to Section 2.1(a) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("CERTIFICATE") representing any such shares of Company Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.1(a).

         (d) Each share of common stock, without par value per share, and each share of preferred stock, without par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, without par value per share, and preferred stock, without par value per share, respectively, of the Surviving Corporation.

         Section 2.2 EXCHANGE OF CERTIFICATES.


         (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably satisfactory to the Company to act as exchange agent in the Merger (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of the Company Stock, the Merger Consideration issuable pursuant to
Section 2.1 in exchange for outstanding shares of Company Stock in the Merger pursuant to Section 2.1. Parent agrees to make available to the Exchange Agent from time to time, as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to Section 2.4.

         (b) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Stock on the records of the Company. From and after the Effective Time, the holders of Certificates representing ownership of the Company Stock outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Company Stock, except as otherwise provided for herein. The shares of Parent Common Stock and Parent Voting Preferred Stock issuable in the Merger shall be deemed to have been issued at the Effective Time. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the applicable Merger Consideration with respect to the shares of Company Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.5 and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 2.4 without interest.

         (c) As soon as reasonably practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in such form and have such other provisions as the Company may reasonably specify, and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) shares of Parent Common Stock or Parent Voting Preferred Stock, as the case may be, representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1, and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional shares of applicable Parent Common Stock pursuant to
Section 2.5 and any dividends or other distributions pursuant to Section 2.4 (after giving effect to any required tax withholdings from cash payments), and in each case the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on any cash payable pursuant to this
Article II, including cash payable pursuant to Section 2.4 or Section 2.5.

         (d) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the agreement by such Person to provide an indemnity against any claim that may be made against it, the Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Common Stock or Parent Voting Preferred Stock deliverable in respect thereof, pursuant to this Agreement.

         Section 2.3 TAX-FREE REORGANIZATION. The Merger is intended to be a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368(a)(1)(A) and (a)(2)(E) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes. The parties hereto agree to report the Merger as a tax-free reorganization under the provisions of Section 368(a)(1)(A) and
(a)(2)(E) of the Code. None of the parties hereto will take or cause to be taken any action, or omit to take any action, that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a)(1)(A) and (a)(2)(E) of the Code.

         Section 2.4 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made with respect to shares of Parent Common Stock or Parent Voting Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock or Parent Voting Preferred Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock or Parent Voting Preferred Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock or Parent Voting Preferred Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock or Parent Voting Preferred Stock.

         Section 2.5 NO FRACTIONAL SHARES OF PARENT COMMON STOCK.

         (a) No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock.

         (b) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall receive from Parent, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of applicable Parent Common Stock multiplied by (ii) the average per share closing price of Parent Common Stock quoted on the New York Stock Exchange (the "NYSE") for the ten (10) trading days ending two (2) business days prior to the Effective Time.

         Section 2.6 NO LIABILITY. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration, any dividends or distributions with respect thereto or any cash in lieu of fractional shares of applicable Parent Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to two (2) years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of Parent Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable Law, be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with the provisions of this Article II shall thereafter look only to Parent only as general creditors thereof for satisfaction of their claims for the payment of such Merger Consideration, dividends or distributions in respect thereof or such cash (without any interest thereon).

         Section 2.7 WITHHOLDING RIGHTS. The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

         Section 2.8 DISSENTERS' RIGHTS. No dissenters' or appraisal rights shall be available with respect to the Merger.

         Section 2.9 ADJUSTMENT OF EXCHANGE RATIO. In the event that, subsequent to this Agreement but prior to the Effective Time, the shares of Parent Common Stock or Company Common Stock, as the case may be, issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of Parent or the Company, as the case may be, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to each of Parent and Merger Sub as follows (provided, that for purposes of Article III only, each Company Non-Subsidiary Entity shall be deemed to be a subsidiary of the Company, except that each representation and warranty as to such Company Non-Subsidiary Entity shall only be made to the knowledge of the Company):

         Section 3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) The Company and each of its subsidiaries is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on the Company.

         (b) The articles of incorporation of the Company are in effect, and no dissolution, revocation or forfeiture proceedings regarding the Company or any of the Company's subsidiaries have been commenced.

         (c) Section 3.1(c) of the Company Disclosure Schedule sets forth:

                  (i)  each subsidiary of the Company;

                  (ii) the legal form of each of the Company's subsidiaries
                       including the state or country of formation;

                (iii) the identity and ownership interest of each of the
                      Company's subsidiaries that is held by the Company or its subsidiaries, and with respect to third party owners, the identity and ownership interest as set forth in the operative documents, in each case, including but not limited to the amount of securities of such subsidiary owned by such owner;

                (iv) each jurisdiction in which each of the Company's subsidiaries is qualified or licensed to do business; and

                (v) each assumed name under which each of the Company's subsidiaries conducts business in any jurisdiction.

         Except as listed in Section 3.1(c) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any shares of stock or other security of any other entity or any other investment in any other entity, which would be a subsidiary of the Company.

         (d) The Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (e) Except as set forth in Section 3.1(e) of the Company Disclosure Schedule, all the outstanding shares of capital stock or other voting securities of each of the Company's subsidiaries that is a corporation have been validly issued and are (A) fully paid and nonassessable, (B) owned by the Company or by one of the Company's subsidiaries, and (C) owned, directly or indirectly, free and clear of any Lien (as hereinafter defined) (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law), and all equity interests in each of the Company's subsidiaries that is a partnership, joint venture, limited liability company or trust which are owned by the Company, by one of the Company's subsidiaries or by the Company and one of the Company's subsidiaries are owned free and clear of any Lien (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). For purposes of this Agreement, "LIEN" means, with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         (f) The Company has made available to Parent correct and complete copies of the articles of incorporation and bylaws of the Company, as currently in effect, and correct and complete copies of the articles of incorporation, bylaws, partnership agreements, joint ventures and operating agreements or similar organizational documents of each of the Company's subsidiaries, as currently in effect.

         Section 3.2 CAPITALIZATION.


         (a) As of the date of this Agreement, the authorized stock of the Company consists of: (i) 150,000,000 shares of Company Common Stock, of which 34,797,621 shares are issued and outstanding, and (ii) 20,000,000 shares of Company Preferred Stock, of which 2,300,000 shares have been designated as 9 3/8% Series A Cumulative Redeemable Preferred Stock and 2,000,000 of such shares are issued and outstanding. All of the issued and outstanding shares of Company Common Stock and shares of Company Preferred Stock have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of the date of this Agreement, 1,301,015 shares of Company Common Stock are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options to purchase shares of Company Common Stock ("COMPANY STOCK OPTIONS") and 170,418 shares are reserved for issuance under restricted stock grants issued pursuant to the Company Option Plans (as hereinafter defined). Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, since June 30, 2002, no shares of Company Common Stock have been issued or reserved for issuance or have become outstanding other than pursuant to Company Stock Options already in existence on such date or vesting of restricted stock. Except as set forth above or in Section 3.2(a) of the Company Disclosure Schedule, there are outstanding
(i) no shares of stock or other voting securities of the Company; (ii) no securities of the Company convertible into or exchangeable for shares of stock or voting securities of the Company; (iii) no options or other rights to acquire from the Company, and no obligations of the Company to issue, any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "COMPANY SECURITIES"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. Section 3.2(a) of the Company Disclosure Schedule sets forth information regarding the current exercise price, date of grant and number granted of Company Stock Options for each holder thereof.

         (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are (i) no securities of the Company's subsidiaries convertible into or exchangeable for shares of stock or voting securities of the Company's subsidiaries; (ii) no options or other rights to acquire from the Company's subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any stock or other ownership interests in, or any other securities of, any subsidiary of the Company; (iii) no obligations of the Company's subsidiaries to issue any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of the Company's subsidiaries; and (iv) no equity equivalents, interests in the ownership or earnings of the Company's subsidiaries or other similar rights. There are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of stock or other ownership interests in any subsidiary of the Company. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is bound relating to the voting of any shares of stock of the Company or any subsidiary of the Company.

         (c) Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, all dividends or distributions on shares of Company Common Stock and Company Preferred Stock which have been authorized or declared prior to the date of this Agreement have been paid in full.

         (d) Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, neither the Company nor any of the Company's subsidiaries owns directly or indirectly any interest or investment (whether equity or debt, other than intercompany loans) in any corporation, partnership, limited liability company, joint venture, business trust or entity (other than investments in short-term investment securities). With respect to such interests and investments, the Company and each of the Company's subsidiaries owns such interests and investments free and clear of all Liens.

         Section 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT; STOCKHOLDER APPROVAL.

         (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. No other corporate proceedings on the part of the Company or any of its subsidiaries are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger and this Agreement, to the extent required by Law (as hereinafter defined), the Company Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

         (b) The Company Board of Directors (the "COMPANY BOARD") has, by unanimous vote, duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Merger and the other transactions contemplated hereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the Merger and the other transactions contemplated hereby. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their approval to the extent required by Law. The affirmative approval of this Agreement and the Merger by the holders of shares of Company Common Stock representing at least two-thirds of all votes entitled to be cast by the holders of all outstanding shares of Company Common Stock as of the record date for the Company Stockholder Meeting (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of stock of the Company necessary to adopt this Agreement and approve the Merger.

         Section 3.4 REPORTS; FINANCIAL STATEMENTS. Except as set forth in
Section 3.4 of the Company Disclosure Schedule, the Company has filed all required forms, reports and documents with the SEC since January 1, 1999, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act"), and, in each case, the rules and regulations promulgated thereunder applicable to such forms, reports and documents, each as in effect on the dates such forms, reports and documents were filed, except to the extent that such forms, reports and documents have been modified or superceded by later forms, reports and documents filed prior to the date of this Agreement. The Company has made available to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1999, 2000 and 2001, respectively, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1999, and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 1999 (collectively, the "COMPANY SEC REPORTS"). Except as set forth in Section 3.4 of the Company Disclosure Schedule, none of such forms, reports or documents, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superceded by later Company SEC Reports filed prior to the date of this Agreement. The Company has complied in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 (the "S-O ACT"). Except as set forth in Section 3.4 of the Company Disclosure Schedule, the consolidated financial statements of the Company included in the Company SEC Reports (except to the extent such statements have been amended or modified by later Company SEC Reports filed prior to the date of this Agreement) filed prior to the date of this Agreement complied as to form in all material respects with applicable accounting standards and the published rules and regulations of the SEC with respect thereto and fairly present in all material respects, in conformity with generally accepted accounting principles ("GAAP") (except, in the case of interim financial statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         Section 3.5 NO UNDISCLOSED LIABILITIES. Except as set forth in Section
3.5 of the Company Disclosure Schedule or the Company SEC Reports filed prior to the date of this Agreement, none of the Company or its subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth in a consolidated balance sheet of the Company or in the notes thereto, except for any such liabilities or obligations which would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, after taking into account any assets acquired or services provided in connection with the incurrence of such liabilities or obligations.

         Section 3.6 ABSENCE OF CHANGES. Except as disclosed in Section 3.6 of the Company Disclosure Schedule or the Company SEC Reports filed prior to the date of this Agreement, since the date of the most recent audited financial statements included in the Company SEC Reports filed prior to the date of this Agreement (the "COMPANY FINANCIAL STATEMENT DATE"), the Company and its subsidiaries have conducted their business only in the usual, regular and ordinary course consistent with past practice, and there have not been (a) any events or circumstances that have had a Material Adverse Effect on the Company, nor has there been any occurrence or circumstance that would have or would reasonably be likely to have a Material Adverse Effect on the Company, (b) except for regular quarterly distributions (in the case of the Company) not in excess of $0.27 per share of Company Common Stock and $0.5859375 per share of Company Preferred Stock with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Company Stock, (c) any split, combination or reclassification of any shares of Company Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interest or any issuance of an ownership interest in, any of the Company's subsidiaries, except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has had, would have or would reasonably be likely to have a Material Adverse Effect on the Company, (e) any change made prior to the date of this Agreement in accounting principles or material accounting practices by the Company or any of the Company's subsidiaries, except insofar as may have been disclosed in the Company SEC Reports filed prior to the date of this Agreement or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between the Company and any officer of the Company.

         Section 3.7 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") or any other Antitrust Law (as hereinafter defined), the filing and recordation of the Articles of Merger as required by the MGCL and as otherwise set forth in Section 3.7 to the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, (i) any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY") or (ii) any other third party, is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger or any of the other transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth in Section 3.7 of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the Merger or any of the other transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien or result in the reduction or loss of any benefit) under, any of the terms, conditions or provisions of any loan, note, bond, mortgage, credit agreement, reciprocal easement agreement, permit, concession, franchise, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or any Company Permit (as hereinafter defined), or (iii) violate any foreign or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation entered by a Governmental Entity ("LAW") applicable to the Company or any of its subsidiaries or any of their respective properties or assets, in each case with respect to (ii) and (iii) above, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or creation or strengthening of a dominant position or lessening of competition through merger or acquisition.

         Section 3.8 NO DEFAULT. Neither the Company nor any of its subsidiaries is in violation of any term of (i) its articles or bylaws (or other similar organizational documents), (ii) any agreement or instrument related to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, or (iii) any Law applicable to the Company, its subsidiaries or any of their respective properties or assets, in each case with respect to (ii) and (iii) above, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 3.9 LITIGATION. Except (i) as listed in Section 3.9 of the Company Disclosure Schedule, (ii) as set forth in the Company SEC Reports filed prior to the date of this Agreement, or (iii) for suits, claims, actions, proceedings or investigations arising from the usual, regular and ordinary course of operations of the Company involving (A) collection matters or (B) personal injury or other tort litigation which are covered by adequate insurance (subject to customary deductibles), there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened in writing against the Company or any of its subsidiaries or any of its or their respective properties or assets that (1) involves amounts in excess of $100,000 or (2) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the Merger. Except as set forth in Section 3.9 of the Company Disclosure Schedule and other than as set forth in the Company SEC Reports filed prior to the date of this Agreement, none of the Company or its subsidiaries is subject to any outstanding order, judgment, writ, injunction or decree.

         Section 3.10 COMPLIANCE WITH APPLICABLE LAW. The Company and each of its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for Company Permits the absence of which would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and each of its subsidiaries are in compliance with the terms of the Company Permits, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. The businesses of the Company and each of its subsidiaries are not being conducted in violation of any Law applicable to the Company or its subsidiaries, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened in writing, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same.

         Section 3.11 PROPERTIES.

         (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a correct and complete list and location of (i) all operating real property owned or leased by the Company and its subsidiaries (including its headquarters and leases of office space) as of the date of this Agreement (the "OPERATING PROPERTIES"), (ii) all real property currently under development, expansion, renovation or rehabilitation owned or leased by the Company and its subsidiaries as of the date of this Agreement (the "DEVELOPMENT PROPERTIES"), and (iii) all parcels of undeveloped non-income producing land owned or leased by the Company and its subsidiaries

(the "LAND") (collectively, the Operating Properties, the Development Properties and the Land, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are referred to herein as the "COMPANY PROPERTIES"). Each of the Company Properties is owned or leased by the Company and its subsidiaries, as indicated in Section 3.11(a) of the Company Disclosure Schedule. The Company and its subsidiaries own or, if so indicated in
Section 3.11(a) of the Company Disclosure Schedule, lease each of the Company Properties, in each case free and clear of any Liens, title defects, contractual restrictions, covenants or reservations of interests in title (collectively, "PROPERTY RESTRICTIONS"), except for (i) Permitted Liens, (ii) Property Restrictions imposed or promulgated by Law or by any Governmental Entity which are customary and typical for similar properties or (iii) Property Restrictions which do not, individually or in the aggregate, interfere materially with the current use of such property. None of the matters described in clauses (i), (ii) and (iii) above would have or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company. For purposes of this Agreement, "PERMITTED LIENS" means (i) Liens for Taxes not yet due or delinquent or as to which there is a good faith dispute and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), (ii) with respect to real property, any Lien, encumbrance or other title defect disclosed on the Company Title Insurance Policies (as defined herein) or an existing lender's title insurance policies made available to Parent (whether material or immaterial), Liens and obligations arising under the Company Material Contracts, the Company Space Leases (as defined herein) and any other Lien which does not, individually or in the aggregate, interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used) and (iii) inchoate materialmen's, mechanics', carriers', workmen's and repairmen's liens arising in the usual, regular and ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP). The Company Properties are adequate to permit the use thereof in the manner they are currently utilized by the Company and its subsidiaries, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (b) Section 3.11(b) of the Company Disclosure Schedule sets forth a correct and complete list of all agreements for the pending acquisition, sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell, dispose of, or lease (by merger, purchase or sale of assets or stock or otherwise) any personal property valued at $25,000 or more. The Company and each of its subsidiaries have good and sufficient title to all the material personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of the Company and its subsidiaries as of June 30, 2002, except as since sold or otherwise disposed of in the usual, regular and ordinary course of business), free and clear of all Liens, except for Permitted Liens.

         (c) Except as provided for in Section 3.11(c) of the Company Disclosure Schedule, policies of title insurance (each a "COMPANY TITLE INSURANCE POLICY") have been issued insuring as of the effective date of each such Company Title Insurance Policy the Company's or the applicable subsidiary's (or the applicable predecessor's or acquiror's) fee simple title to or leasehold interest in the Company Properties, subject only to the matters disclosed on the

Company Title Insurance Policies and Liens, and to the Company's knowledge, such policies are, at the date hereof, valid and in full force and effect and no claim has been made against any such policy. A correct and complete copy of each Company Title Insurance Policy has been previously made available to Parent.

         (d) Except as provided for in Section 3.11(d) of the Company Disclosure Schedule, the Company has no knowledge (i) that any certificate, permit or license from any Governmental Entity having jurisdiction over any of the Operating Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Operating Properties or which is necessary to permit the lawful use or operation of all driveways, roads and other means of egress and ingress to and from any of the Operating Properties has not been obtained and is not in full force and effect, or of any pending written threat of modification or cancellation of any of same, which would have or would reasonably be likely to have a material adverse effect on such Operating Property, or (ii) of any written notice of any violation that is uncured and not waived of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any of the Operating Properties or Development Properties, which would have or would reasonably be likely to have a material adverse effect on such Operating Property or Development Property, as applicable.

         (e) Except as provided for in Section 3.11(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Operating Properties or Development Properties, or (ii) any Laws including, without limitation, any zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation has been violated for any Operating Property or any Development Property, in any case which would have or would reasonably be likely to have, individually or in the aggregate, a material adverse effect on such Operating Property or Development Property, as applicable..

         (f) Except as provided for in Section 3.11(f) of the Company Disclosure Schedule, the rent rolls for the Company Properties dated as of September 23, 2002, which previously have been made available to the Parent, list each lease, sublease, ground lease or other right of occupancy that the Company or its subsidiaries are party to with respect to each of the applicable Company Properties (the "COMPANY SPACE LEASES") and are correct and complete in all respects (except for discrepancies that would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company). The Company has made available to Parent correct and complete copies of all Company Space Leases in excess of 10,000 square feet, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof. Except as set forth in Section 3.11(f) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries, on the one hand, nor, to the knowledge of the Company, any other party, on the other hand, is in monetary default under any Company Space Lease, except for defaults that are disclosed in the rent rolls or that would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (g) Except as provided for in Section 3.11(g) of the Company Disclosure Schedule, all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to any Operating Properties (e.g., local improvement district, road improvement district) have been performed, paid or taken, as the case may be, other than those where, individually or in the aggregate, the failure would not have or would not reasonably be likely to have a Material Adverse Effect on the Company.

         (h) Section 3.11(h) of the Company Disclosure Schedule includes the most current development budget (the "DEVELOPMENT BUDGET"), dated as of August 31, 2002, and site plan ("SITE PLAN") prepared by the Company and approved by Parent relating to each of the Development Properties. Section 3.11(h) of the Company Disclosure Schedule lists all general construction contracts entered into by the Company or any of its subsidiaries relating to the Development Properties (collectively, the "CONSTRUCTION CONTRACTS"). Except as disclosed in
Section 3.11(h) of the Company Disclosure Schedule or except as would not have, or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on the applicable Development Property, (i) each Development Property is zoned for the lawful development, rehabilitation, renovation, addition or expansion of such Development Property contemplated thereon, (ii) the Company or any of its applicable subsidiaries has obtained all permits, licenses, consents and authorizations required for the lawful development, rehabilitation, renovation, addition or expansion for such Development Properties as required as of the date hereof, and (iii) all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to any Development Property (e.g., local improvement district, road improvement district) have been performed, paid or taken, as the case may be. The Development Budget with respect to each Development Property was prepared in a manner substantially consistent with past practice, and to the Company's knowledge, there are no errors or omissions in the Development Budgets such that the contemplated development, rehabilitation, renovation, addition or expansion of such Development Property cannot be completed substantially in accordance with the cost estimates set forth in the Development Budget (it being expressly understood and agreed that such Development Budget was prepared solely on the basis of estimates and assumptions of the Company at the time the Development Budget was prepared and that the completion of any Development Property is subject to numerous risks and uncertainties customarily associated with real estate and development activities, including, without limitation, risks inherent in completing construction projects, adverse governmental actions or policies, adverse changes in general or local economic conditions, environmental issues and adverse weather changes). Parent hereby acknowledges that the completion of any Development Property may not occur within the cost estimates included in the Development Budget. The Company has made available to Parent correct and complete copies of all material contracts related to the Development Properties, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof.

         (i) Section 3.11(i) of the Company Disclosure Schedule sets forth a correct and complete list of each ground lease pursuant to which the Company or any of its subsidiaries is a lessee (individually, "GROUND LEASE" and collectively, "GROUND LEASES"). Each Ground Lease is valid, binding and enforceable in accordance with its terms against (a) the Company or any of its subsidiaries, and (b) to the knowledge of the Company, the other parties thereto, except as would not have, or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on the applicable Company Property. Except as listed in Section 3.11(i) of the Company Disclosure Schedule or which would not have, or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on the applicable Company Property, (i) the Company or any of its subsidiaries have performed all obligations required to be performed by it to date under each of the Ground Leases and (ii) neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party, is in default under any Ground Lease (and to the Company's knowledge, no event has occurred which, with due notice or lapse of time or both, would constitute such a default). No option has been exercised under any of such Ground Leases, except options whose exercise has been evidenced by a written document as described in
Section 3.11(i) of the Company Disclosure Schedule.

         (j) Except as set forth in Section 3.11(j) of the Company Disclosure Schedule or which would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, to the knowledge of the Company, there are no (i) pending CAM or similar audits by any third party or (ii) pending real property tax protests or related litigation.

         (k) Except as set forth in Section 3.11(k) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has granted any unexpired option agreements or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of third Persons to purchase or otherwise acquire a Company Property or any portion thereof or entered into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof.

         (l) Section 3.11(l) of the Company Disclosure Schedule sets forth a correct and complete list of all land purchase agreements, contracts, options, rights of first refusal or similar agreements (the "PIPELINE Agreements") currently in effect for the possible acquisition or ground lease of real property (a "PIPELINE PROPERTY") entered into by the Company or its subsidiaries for the potential future development of a project or otherwise (a "PIPELINE PROJECT"). Except as set forth on Section 3.11(l) of the Company Disclosure Schedule, all deposits due as of the date hereof under any Pipeline Agreement have been paid. Except as set forth in such Section 3.11(l) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has entered into any agreements providing for the purchase or ground lease of, or option to purchase or ground lease, any real property which are currently in effect.

         (m) Section 3.11(m) of the Company Disclosure Schedule sets forth a correct and complete list of all of the contracts, documents or other agreements which are currently in effect whereby the Company or any of its subsidiaries is entitled to receive site work or other reimbursements from any third party, pursuant to which the Company or any of its subsidiaries is currently entitled to receive at least $250,000 (the "REIMBURSEMENT AGREEMENTS").

         (n) Neither the Company nor any of its subsidiaries is a party to any agreement relating to the management of any of the Company Properties by a party other than the Company or any wholly owned Company subsidiaries (a "THIRD PARTY"), except the agreements described in Section 3.11(n) to the Company Disclosure Schedule (the "THIRD PARTY MANAGEMENT AGREEMENTS").

         (o) Neither the Company nor any of its subsidiaries is a party to any agreement pursuant to which the Company or any of its subsidiaries manages any real properties for any Third Party, except for the agreements described in
Section 3.11(o) to the Company Disclosure Schedule (the "OUTSIDE MANAGEMENT AGREEMENTS").

         (p) Except for those contracts or agreements set forth in Section 3.11(p) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has entered into any contract or agreement (collectively, the "PARTICIPATION AGREEMENTS") with any third party or any employee, consultant, affiliate or other person (the "PARTICIPATION PARTY") which provides for a right of such Participation Party to participate, invest, join, partner, have any interest in whatsoever (whether characterized as a contingent fee, profits interest, equity interest or otherwise) or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or property in which the Company or any subsidiary has or will have an interest, including but not limited to those transactions or properties identified, sourced, produced or developed by such Participation Party (a "PARTICIPATION Interest"). Section 3.11(p) of the Company Disclosure Schedule sets forth the only transactions or Company Properties for which any Participation Party currently has a Participation Interest pursuant to such Participation Agreements.

         Section 3.12 EMPLOYEE PLANS.

         (a) Section 3.12(a) of the Company Disclosure Schedule sets forth a list of all material "employee benefit plans," as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit plans or other benefit arrangements or payroll practices including bonus plans, executive compensation, consulting or other compensation agreements, change in control agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance, scholarship programs, directors' benefit, bonus or other incentive compensation, which the Company or any of its subsidiaries sponsors, maintains, contributes to or has any obligation to contribute to (each a "COMPANY EMPLOYEE BENEFIT PLAN" and collectively, the "COMPANY EMPLOYEE BENEFIT PLANS"). None of the Company Employee Benefit Plans is subject to Title IV of ERISA, or is or has been subject to Sections 4063 or 4064 of ERISA, nor has the Company, its subsidiaries or any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with the Company or any subsidiary under Section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE") ever been obligated to contribute to a multiemployer plan, as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"). Neither the Company nor any ERISA Affiliate has incurred any material present or contingent liability under Title IV of ERISA, nor does any condition exist which could reasonably be likely to result in any such liability.

         (b) Correct and complete copies of the following documents, with respect to each of the Company Employee Benefit Plans (other than a Multiemployer Plan) have been made available to Parent by the Company: (i) any plans and related trust documents, and amendments thereto; (ii) the three most recent Forms 5500 and schedules thereto, if applicable; (iii) the most recent Internal Revenue Service ("IRS") determination letter, if applicable; (iv) the three most recent financial statements and actuarial valuations, if applicable; and (v) summary plan descriptions, if applicable.

         (c) Except as disclosed in Section 3.12(c) of the Company Disclosure Schedule, (i) the Company and its subsidiaries have performed all material obligations required to be performed by them under any Company Employee Benefit Plan; (ii) the Company Employee Benefit Plans, have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iii) all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof and all contributions for any period ending on or before the Effective Time which are not yet due will have been paid or accrued prior to the Effective Time and (iv) there are no material actions, suits, arbitrations or claims (other than routine claims for benefit) filed, or to the Company's knowledge, threatened in writing with respect to any Company Employee Benefit Plan; and (v) the Company and its subsidiaries have no material liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise Tax or civil penalty.

         (d) Neither the Company nor any of its ERISA Affiliates is subject to any unsatisfied withdrawal liability with respect to any Multiemployer Plan.

         (e) Each of the Company Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS to the effect that such plan is "qualified" and that the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code. The Company knows of no fact which would adversely affect the qualified status of any such Company Employee Benefit Plan or the exemption of such trust.

         (f) None of the Employee Benefit Plans provide for continuing post-employment health or life insurance coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

         (g) Except as set forth in Section 3.12(g) of the Company Disclosure Schedule, no stock or other security issued by the Company forms or has formed a material part of the assets of any Company Employee Benefit Plan.

         (h) Except as specifically identified and quantified in Section 3.12(h) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger will (i) result in any material payment becoming due, or materially increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) materially increase any benefits otherwise payable under any Company Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such material benefits; or (iv) result in any payment that will not be deductible for federal tax purposes under Section 280G or Section 162(m) of the Code.

         (i) Except as identified in Section 3.12(i) of the Company Disclosure Schedule, no "leased employee" as that term is defined in Section 414(n) of the Code, performs services for the Company. No leased employee is eligible to participate in any Company Employee Benefit Plan at the exclusion of any such person who does not cause any such plan to lose qualification under Section 401(a) of the Code, nor does it violate the terms of any company Employee Benefit Plan.

         (j) All awards and grants made under the Company's Long-Term Incentive Plan have vested.

         Section 3.13 LABOR MATTERS.

         (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all employment, consulting, independent contractor, temporary staffing, labor or collective bargaining agreements to which the Company or any subsidiary is party (excluding personal services contracts) and, except as set forth therein, there are no such employment, consulting, independent contractor, temporary staffing, labor or collective bargaining agreements that pertain to the Company or any of its subsidiaries. The Company has heretofore made available to Parent correct and complete copies of (i) the employment agreements listed on Section 3.13(a) of the Company Disclosure Schedule or a form thereof and (ii) the labor or collective bargaining agreements listed on Section 3.13(a) of the Company Disclosure Schedule, together with all material amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

         (b) Except as disclosed in Section 3.13(b) of the Company Disclosure Schedule, (i) no employees of the Company or any of its subsidiaries are represented by any labor organization; (ii) no labor organization or group of employees of the Company or any of its subsidiaries has made a written demand for recognition or certification; (iii) to the Company's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently filed, or to the Company's knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iv) to the Company's knowledge, there are no organizing activities involving the Company or any of its subsidiaries pending with any labor organization or group of employees of the Company or any of its subsidiaries, and (v) the Company is not affected and has not been affected in the past by any actual or threatened work stoppage strike or other labor disturbance.

         (c) There are no unfair labor practice charges, grievances or complaints filed or, to the Company's knowledge, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its subsidiaries.

         (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule, there are no complaints, charges or claims against the Company or any of its subsidiaries filed or, to the knowledge of the Company, threatened in writing to be brought or filed, with any federal, state or local Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its subsidiaries.

         (e) Except as set forth in Section 3.13(e) of the Company Disclosure Schedule, (i) the Company and each of its subsidiaries is in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" Law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax, except for immaterial non-compliance; and (ii) there has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Company or any of its subsidiaries within the last six (6) months.

         Section 3.14 ENVIRONMENTAL MATTERS. Except as disclosed in Section 3.14 of the Company Disclosure Schedule, (i) the Company and its subsidiaries and, to the knowledge of the Company, all real property owned, leased or operated by the Company and its subsidiaries are in compliance with Environmental Laws, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company; (ii) the Company and its subsidiaries have obtained and currently possess and maintain all permits required by Environmental Laws (collectively, "COMPANY ENVIRONMENTAL PERMITS") for each of their respective operations, all such Company Environmental Permits are in good standing, and the Company and its subsidiaries are in compliance with the terms and conditions of such Company Environmental Permits, except in each such case as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company;
(iii) neither the Company and its subsidiaries nor any real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or its subsidiaries is subject to any pending or, to the knowledge of the Company, threatened Environmental Claim; (iv) neither the Company nor any of its subsidiaries has generated, arranged for the disposal of or otherwise caused to be disposed of any Hazardous Material at any off-site location at which the Company and its subsidiaries would reasonably be expected to be liable for undertaking or paying for any investigation or any other action to respond to the release or, to the knowledge of the Company, threatened release of any Hazardous Material or would reasonably be expected to be required to pay natural resource damages, except in any such case as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company; (v) no Company Property or any property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company and its subsidiaries has been the subject of any treatment, storage, disposal, accumulation, generation, or release of Hazardous Materials in any manner which would reasonably be expected to give rise to liability under Environmental Laws or need to undertake any action to respond to such Hazardous Materials, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company; (vi) there are no wetlands at any of the Company Properties nor is any Company Property subject to any current or, to the knowledge of the Company, threatened environmental deed restriction, use restriction, institutional or engineering control, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company;
(vii) the Company and its subsidiaries have made available to Parent all environmental audits, reports and other material environmental documents in their possession relating to their current and, to the extent the Company or its subsidiaries have knowledge that they are potentially liable, their formerly owned or operated properties, facilities or operations; (viii) no capital expenditures are presently required to maintain or achieve compliance with Environmental Laws, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company; and (ix) to the knowledge of the Company, there are no underground storage tanks, polychlorinated biphenyls ("PCB") or PCB-containing equipment, except for PCB or PCB-containing equipment owned by utility companies, or asbestos or asbestos-containing materials at any Company Property, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         As used in this Agreement:

         "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory, judicial or third-party claims, demands, notices of violation or non-compliance, directives, proceedings, investigations, orders, decrees, judgments or other allegations of noncompliance with or liability or potential liability relating in any way to any Environmental Law or any Company Environmental Permit, or, in the case of Section 4.11, any Parent Environmental Permit (as hereinafter defined), as the case may be.

         "ENVIRONMENTAL LAWS" means all applicable federal, state, and local Laws, rules and regulations, orders, judgments, decrees and other legal requirements including, without limitation, common law relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sec. 9601 et seq.); the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sec. 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Sec. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sec. 6901 et seq.); the Toxic Substances Control Act, as amended (42 U.S.C. Sec. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. Sec. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Sec. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Sec. 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. Sec. 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute.

         "HAZARDOUS MATERIAL" means all substances, pollutants, chemicals, compounds, wastes, including, without limitation, petroleum and any fraction thereof or substances otherwise potentially injurious to human health and the environment, including without limitation bacteria, mold, fungi or other toxic growth, regulated under Environmental Laws.

         Section 3.15 TAX MATTERS.

         (a) All federal and all other material Tax Returns (as hereinafter defined) required to be filed by or on behalf of the Company or any of its subsidiaries have been filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns, as amended, were accurate and complete in all material respects. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement or as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) as of June 30, 2002, all Taxes payable by or on behalf of the Company or any of its subsidiaries have been fully and timely paid or adequately provided for in accordance with GAAP, and (ii) adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing. Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of material Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

         (b) Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, the Company (i) for all taxable years commencing with its short taxable year ended December 31, 1994 through the most recent December 31, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the taxable year ending December 31, 2002 and (iii) has not taken or omitted to take any action which would reasonably be likely to result in a challenge to its status as a REIT, and, to the Company's knowledge, no such challenge is pending or threatened in writing. Except as set forth in Section 3.15(b) to the Company Disclosure Schedule, each subsidiary of the Company that is a partnership, joint venture, or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the Company of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause the Company to violate Section 856(c)(4) of the Code. Each subsidiary of the Company that is a corporation has been since its formation a "qualified REIT subsidiary" pursuant to Section 856(i) of the Code or a "taxable REIT subsidiary" pursuant to Section 856(l) of the Code, except for JDN Development Company, Inc. and its corporate subsidiaries (which have been "taxable REIT subsidiaries" of the Company since January 1, 2001). Except as set forth in Section 3.15(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries holds any asset (i) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Regs. ss.ss. 1.337(d)-5T and 337(d)-6T or (ii) which is subject to a consent filed pursuant to section 341(f) of the Code and the regulations thereunder.

         (c) Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, since January 1, 2001, the Company has incurred no liability for excise taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any excise tax arising from a prohibited transaction described in Section 857(b)(6) of the Code or any tax arising from "redetermined rents, redetermined deductions and excess interest" described in Section 857(b)(7) of the Code, and neither the Company nor any of its subsidiaries has incurred any material liability for Taxes other than in the usual, regular and ordinary course of business. No event has occurred and no condition or circumstance exists which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company or its subsidiaries.

         (d) Except as set forth in Section 3.15(d) of the Company Disclosure Schedule, all material deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company or any of its subsidiaries have been fully paid or are being contested in good faith in appropriate proceedings, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, and, to the knowledge of the Company, there are no other audits relating to any material taxes by any taxing authority in progress, nor has the Company or any of its subsidiaries received any written notice from any taxing authority that it intends to conduct such an audit.

         (e) Except as set forth in Section 3.15(e) of the Company Disclosure Schedule, and, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, the Company and its subsidiaries have complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all material amounts required to be withheld and paid over on or prior to the due date thereof under all applicable Laws.

         (f) The Company has made available to Parent correct and complete copies of (A) all federal and other material Tax Returns of the Company and its subsidiaries relating to the taxable periods ending since December 31, 1998 which have been filed and (B) any audit report issued within the last five years relating to any material Taxes due from or with respect to the Company or any of its subsidiaries.

         (g) Except as set forth in Section 3.15(g) of the Company Disclosure Schedule or as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, no claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns such that the Company or any such subsidiary is or may be subject to taxation by that jurisdiction.

         (h) Except as set forth in Section 3.15(h) of the Company Disclosure Schedule, neither the Company nor any other Person on behalf of the Company or any of its subsidiaries has requested any extension of time within which to file any material income Tax Return, which material income Tax Return has since not been filed.

         (i) Except as set forth in Section 3.15(i) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any tax sharing or similar agreement or arrangement other than any agreement or arrangement between the Company and any of its subsidiaries, pursuant to which it will have any obligation to make any payments after the Closing.

         (j) Except as set forth in Section 3.15(j) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

         (k) For purposes of this Agreement, "TAX" or "TAXES" shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated axes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee or successor liability in respect of taxes, any liability in respect of taxes under Treasury Regulation
Section 1.1502-6 or any similar provision of state, local or foreign Law, or imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement. "TAX RETURNS" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

         For purposes of this Section 3.15, the definition of "subsidiary" contained in Section 9.11(h) shall be applied by substituting "20%" for "a majority" in clause (iii) of such definition.

         Section 3.16 MATERIAL CONTRACTS.

         (a) Section 3.16 of the Company Disclosure Schedule sets forth a list of all Company Material Contracts (as hereinafter defined). The Company has heretofore made available to Parent correct and complete copies of all material written contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company or any of its subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound, including all: (i) (A) employment, severance, change in control, termination, labor, collective bargaining or consulting agreements (but excluding personal service contracts), (B) non-competition contracts, and (C) indemnification contracts with officers and directors of the Company or any of its subsidiaries; (ii) partnership or joint venture agreements; (iii) agreements for the pending sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell, dispose of, or lease (in excess of 10,000 square feet), by merger, purchase or sale of assets or stock or otherwise, (A) the Company Properties or any other real property or (B) except as in the usual, regular and ordinary course of business consistent with past practice, any personal property; (iv) loan or credit agreements, letters of credit, bonds, mortgages, indentures, guarantees, or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its subsidiaries or any such agreement pursuant to which indebtedness for borrowed money may be incurred, or evidencing security for any of the foregoing; (v) agreements that purport to limit, curtail or restrict the ability of the Company or any of its subsidiaries to compete in any geographic area or line of business, other than exclusive lease provisions, non-compete provisions and other similar leasing restrictions entered into by the Company in the usual, regular and ordinary course of business consistent with past practice contained in the Company Space Leases and in other recorded documents by which real property was conveyed by the Company to any user or to hire or solicit the hire for employment of any individual or group; (vi) contracts or agreements that would be required to be filed as an exhibit to the Form 10-K or Forms 10-Q filed by the Company with the SEC since January 1,

2002; (vii) tax protection agreements; (viii) each contract (including, without limitation, any brokerage agreements) entered into by the Company or any of its subsidiaries, which may result in total payments by or liability of the Company or any subsidiary of the Company in excess of $100,000 annually, other than any Company Space Leases, any documents relating to the indebtedness described in
Section 3.16(a)(iv) hereof, and any contracts entered into with respect to the Development Properties in compliance with the applicable Development Budget for each such Development Property; PROVIDED, HOWEVER, any contract under clause
(viii) above that, by its terms, is terminable within 30 days (without termination fee or penalty) of the date of this Agreement shall not be deemed to be a Company Material Contract; (ix) the contracts included in Section 3.11 of the Company Disclosure Schedule; and (x) contracts and agreements to enter into any of the foregoing (such contracts and agreements, the "COMPANY MATERIAL CONTRACTS"). Section 3.16(a) to the Company Disclosure Schedule lists, as of August 31, 2002, the outstanding principal balance, maturity date and applicable interest rate (including the method or formula for calculating any interest that is not a fixed percentage of the principal balance) for the indebtedness evidenced by each loan listed on the Company Disclosure Schedule pursuant to
Section 3.16(a)(iv) hereof.

         (b) Each of the Company Material Contracts constitutes the valid and legally binding obligation of the Company or its subsidiaries, enforceable against the Company or its subsidiaries, as the case may be, in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles). To the Company's knowledge, there is no default (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation or default) under any Company Material Contract so listed by the Company as would have or would reasonably be likely to have a Material Adverse Effect on the Company.

         (c) To the extent not set forth in response to the requirements of
Section 3.16(a) hereof, Schedule 3.16(c) to the Company Disclosure Schedule sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which the Company or any of its subsidiaries is a party or an obligor with respect thereto.

         (d) Except as set forth in Section 3.16(d) to the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has (i) any continuing material contractual liability for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by the Company or any of its subsidiaries, except for standard indemnification provisions entered into in the normal course of business, (ii) any continuing liability to make any reprorations or adjustments to prorations that may previously have been made with respect to any property currently or formerly owned by the Company or any of its subsidiaries, or (iii) any continuing contractual liability to pay any additional purchase price for any of the Company Properties.

         Section 3.17 OPINION OF FINANCIAL ADVISOR. Lazard Freres & Co., LLC (the "COMPANY FINANCIAL ADVISOR") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to the holders of

Company Common Stock (other than Parent, Merger Sub and any affiliates of Parent) from a financial point of view.

         Section 3.18 BROKERS. No broker, finder or investment banker (other than the Company Financial Advisor, a correct and complete copy of whose engagement agreement has been made available to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the Merger based upon arrangements made by and on behalf of the Company or any of its subsidiaries.

         Section 3.19 TAKEOVER STATUTES. The Company has taken all action required to be taken by it in order to exempt this Agreement and the Merger from, and this Agreement and the Merger are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other takeover Laws and regulations of any state (collectively, "TAKEOVER STATUTES"), including the Maryland Business Combination Act and the Maryland Control Share Acquisition Act, or any takeover provision in the Company's articles of incorporation and bylaws.

         Section 3.20 RELATED PARTY TRANSACTIONS. Except as set forth in Section
3.16 of the Company Disclosure Schedule or as disclosed in the Company SEC Reports filed prior to the date of this Agreement, and except for usual, regular and ordinary course advances to employees, set forth in Section 3.20 to the Company Disclosure Statement is a list of all agreements and contracts entered into by the Company or any of the Company's subsidiaries under which continuing obligations exist with any Person who is an officer, director or Affiliate (as defined below) of the Company or any of the Company's subsidiaries, any member of the "immediate family" (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing or any entity of which any of the foregoing is an Affiliate. As used in this Agreement, the term "AFFILIATE" shall have the same meaning as such term is declined in Rule 405 promulgated under the Securities Act.

         Section 3.21 INVESTMENT COMPANY ACT OF 1940. Neither the Company nor any of the Company's subsidiaries are, or at the Effective Time will be, required to be registered under the Investment Act of 1940, as amended.

         Section 3.22 TRADEMARKS, PATENTS AND COPYRIGHTS. Except as set forth in
Section 3.22 of the Company Disclosure Schedule, neither the Company nor its subsidiaries (i) owns any registered trademarks, patents or copyrights, (ii) has any pending applications, registrations or recordings for any trademarks, patents or copyrights or (iii) is a party to any licenses, contracts or agreements with respect to use by the Company or its subsidiaries of any trademarks or patents.

         Section 3.23 INSURANCE. Section 3.23 of the Company Disclosure Schedule sets forth a correct and complete list of the insurance policies held by, or for the benefit of, the Company or any of its subsidiaries including the underwriter of such policies and the amount of coverage thereunder. The Company and any of its subsidiaries have paid, or caused to be paid, all premiums due under such policies and are not in default with respect to any obligations under such policies in any material respect. Except as set forth in Section 3.23 of the Company Disclosure Schedule, the Company has not received any written notice of cancellation or termination with respect to any existing insurance policy set forth in Section 3.23 of the

Company Disclosure Schedule that is held by, or for the benefit of, any of the Company or any of its subsidiaries or that relates to any Company Property.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

         Section 4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Parent to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         (b) The articles of incorporation of each of Parent and Merger Sub are in effect, and no dissolution, revocation or forfeiture proceedings regarding Parent or Merger Sub have been commenced.

         (c) Each of Parent and Merger Sub, and each of their respective subsidiaries, is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in Section 4.1(c) of the Parent Disclosure Schedule, all of the outstanding shares of capital stock of each subsidiary of Parent that is a corporation have been duly authorized, validly issued and are fully paid and non-assessable and not subject to preemptive rights.

         (d) Parent has made available to the Company correct and complete copies of the articles of incorporation and bylaws of Parent and the articles of incorporation and bylaws of Merger Sub, as currently in effect.

         Section 4.2 CAPITALIZATION.

         (a) As of the date of this Agreement, the authorized stock of Parent consists of: (i) 100,000,000 shares of Parent Common Stock, without par value, of which 64,920,769 shares are issued and outstanding; (ii) 750,000 shares of Class A Cumulative Preferred Shares, without par value, of which 460,000 shares have been designated as 9 1/2% Class A Cumulative Redeemable Preferred Shares and none are issued and outstanding (the "CLASS A PREFERRED STOCK"); (iii) 750,000 shares of Class B Cumulative Preferred Shares, without par value, of which 177,500 shares have been designated as 9.44% Class B Cumulative Redeemable Preferred Shares and none are issued and outstanding (the "CLASS B PREFERRED STOCK"); (iv) 750,000 shares of Class C Cumulative Preferred Shares, without par value, of which 460,000 shares have been designated as 8 3/8% Class C Cumulative Redeemable Preferred Shares and 400,000 are issued and outstanding (the "CLASS C PREFERRED STOCK"); (v) 750,000 shares of Class D Cumulative Preferred Shares, without par value, of which 230,000 shares have been designated as 8.68% Class D Cumulative Redeemable Preferred Shares and 216,000 are issued and outstanding (the "CLASS D PREFERRED STOCK"); (vi) 750,000 shares of Class E Cumulative Preferred Shares, without par value, all of which have been designated as Class E Series I Cumulative Preferred Shares and of which none are issued and outstanding (the "CLASS E PREFERRED STOCK"); (vii) 750,000 shares of Class F Cumulative Preferred Shares, without par value, of which 690,000 shares have been designated 8.60% Class F Cumulative Preferred Shares of which 600,000 are issued and outstanding (the "CLASS F PREFERRED STOCK"); (viii) 750,000 shares of Class G Cumulative Redeemable Preferred Stock of Parent, without par value (the "CLASS G PREFERRED STOCK"), of which none are issued and outstanding; (ix) 750,000 shares of Class H Cumulative Preferred Shares, without par value, of which none are issued and outstanding (the "CLASS H PREFERRED STOCK"); (x) 750,000 shares of Class I Cumulative Preferred Shares, without par value, of which none are issued and outstanding (the "CLASS I PREFERRED STOCK"); (xi) 750,000 shares of Class J Cumulative Preferred Shares, without par value, of which 450,000 shares have been designated as 9% Class J Cumulative Redeemable Preferred Shares and none are issued and outstanding (the "CLASS J PREFERRED STOCK"); (xii) 750,000 shares of Class K Cumulative Preferred Shares, without par value, of which 350,000 shares have been designated as 8 7/8% Class K Cumulative Redeemable Preferred Shares and none are issued and outstanding (the "CLASS K PREFERRED STOCK"); and (xiii) 750,000 shares of Noncumulative Preferred Shares, without par value, of which none are issued and outstanding (the "NONCUMULATIVE PREFERRED STOCK," together with the Class A Preferred Stock, the Class B Preferred Stock; the Class C Preferred Stock, the Class D Preferred Stock, the Class E Preferred Stock, the Class F Preferred Stock, the Class G Preferred Stock, the Class H Preferred Stock, the Class I Preferred Stock, the Class J Preferred Stock and the Class K Preferred Stock, the "PARENT PREFERRED STOCK"). All of the issued and outstanding shares of Parent Common Stock and shares of Parent Preferred Stock have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of the date of this Agreement, 4,619,168 shares of Parent Common Stock are reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options to purchase shares of Parent Common Stock ("PARENT STOCK OPTIONS") and 0 shares are reserved for issuance under restricted stock grants issued pursuant to the Parent Option Plans (as hereinafter defined). Except as set forth in Section 4.2(a) of the Parent Disclosure Schedule, since June 30, 2002, no shares of Parent Common Stock have been issued or reserved for issuance or have become outstanding other than pursuant to Parent Stock Options already in existence on such date or vesting of restricted stock. Except as set forth above, there are outstanding (i) no shares of stock or other voting securities of Parent; (ii) no securities of Parent convertible into or exchangeable for shares of stock or voting securities of Parent; (iii) no options or other rights to acquire from the Parent, and no obligations of Parent to issue, any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of Parent; and (iv) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights (collectively, "PARENT SECURITIES").

         (b) Except as set forth in Section 4.2(b) of the Parent Disclosure Schedule, all of the outstanding shares of stock or other voting securities of Parent's subsidiaries are owned by Parent, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as matter of Law). Except as set forth in Section 4.2(b) of the Parent Disclosure Schedule, there are (i) no securities of Parent's subsidiaries convertible into or exchangeable for, shares of stock or voting securities of Parent's subsidiaries; (ii) no options or other rights to acquire from Parent's subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent providing for the issuance or sale, directly or indirectly of, any stock or other ownership interests in, or any other securities of, any subsidiary of Parent; (iii) no obligations of Parent's subsidiaries to issue any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of the Parent's subsidiaries; and (iv) no equity equivalents, interests in the ownership or earnings of the Parent's subsidiaries or other similar rights. There are no outstanding obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of stock or other ownership interests in any subsidiary of Parent. Except as set forth in Section 4.2(b) of the Parent Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent or any of its subsidiaries is bound relating to the voting of any shares of stock of Parent or any subsidiary of Parent.

         (c) Immediately prior to the Merger, (i) Parent will own stock of Merger Sub constituting "control" of Merger Sub within the meaning of Section 368(c) of the Code, and (ii) Merger Sub will not be a qualified REIT subsidiary of Parent within the meaning of Section 856(i) of the Code. Parent will use its reasonable best efforts to cause Merger Sub to issue, prior to the Merger, shares of its capital stock to Persons other than Parent sufficient to permit the Company to satisfy the 100-shareholder requirement of Section 856(a)(5) of the Code following the Merger.

         Section 4.3 AUTHORITY RELATIVE TO THIS AGREEMENT; STOCKHOLDER APPROVAL.

         (a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. No other corporate proceedings on the part of Parent or Merger Sub, or any of their respective subsidiaries, are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby (other than, with respect to the Merger and this Agreement, to the extent required by Law, the Parent Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid, legal and binding agreement of each of Parent and Merger Sub, enforceable against each of parent and Merger Sub in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

         (b) The Boards of each of Parent and Merger Sub have, by unanimous vote, duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Merger and the other transactions contemplated hereby, and taken all corporate actions required to be taken by the Boards of each of Parent and Merger Sub for the consummation of the Merger and the other transactions contemplated hereby. Parent's Board has directed that this Agreement be submitted to the stockholders of Parent for their approval to the extent required by Law. The affirmative approval of the holders of Parent Common Stock representing a majority of the voting power of Parent Common Stock as of the record date for Parent Stockholder Meeting (the "PARENT REQUISITE VOTE") is the only vote of the holders of any class or series of stock of Parent necessary to adopt this Agreement and approve the Merger.

         Section 4.4 REPORTS; FINANCIAL STATEMENTS. Parent has filed all required forms, reports and documents with the SEC since January 1, 1999, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and, in each case, the rules and regulations promulgated thereunder applicable to such forms, reports and documents, each as in effect on the dates such forms, reports and documents were filed, except to the extent that such forms, reports and documents have been modified or superceded by later forms, reports and documents filed prior to the date of this Agreement. Parent has made available to the Company, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1999, 2000 and 2001, respectively, (ii) all definitive proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since January 1, 1999, and
(iii) all other reports or registration statements filed by Parent with the SEC since January 1, 1999 (collectively, the "PARENT SEC REPORTS"). None of such forms, reports or documents, including any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superceded by later Parent SEC Reports filed prior to the date of this Agreement. Parent has complied in all material respects with the requirements of the S-O Act. The consolidated financial statements of Parent included in the Parent SEC Reports (except to the extent such statements have been amended or modified by later Parent SEC Reports filed prior to the date of this Agreement) filed as of the date of this Agreement complied as to form in all material respects with applicable accounting standards and the published rules and regulations of the SEC with respect thereto and fairly present in all material respects, in conformity with GAAP (except, in the case of interim financial statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

         Section 4.5 NO UNDISCLOSED LIABILITIES. Except as set forth in Section
4.5 of the Parent Disclosure Schedule or the Parent SEC Reports filed prior to the date of this Agreement, none of Parent or its subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth in a consolidated balance sheet of Parent or in the notes thereto, except for any such liabilities or obligations which would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, after taking into account any assets acquired or services provided in connection with the incurrence of such liabilities or obligations.

         Section 4.6 ABSENCE OF CHANGES. Except as set forth in Section 4.6 of the Parent Disclosure Schedule or the Parent SEC Reports filed prior to the date of this Agreement, since June 30, 2002, the businesses of Parent and its subsidiaries have been carried on only in the usual, regular and ordinary course consistent with past practice, none of Parent or its subsidiaries has incurred any liabilities of any nature (whether accrued, absolute, contingent or otherwise), which do or which would have, and there have been no events, changes or effects with respect to Parent or its subsidiaries, which would have or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         Section 4.7 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the HSR Act or any other Antitrust Law, the filing and recordation of the Articles of Merger as required by the MGCL and as otherwise set forth in Section 4.7 to the Parent Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, (i) any Governmental Entity or (ii) any other third party, is necessary for the execution and delivery by each of Parent and Merger Sub of this Agreement or the consummation by each of Parent and Merger Sub of the Merger or any of the other transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in Section 4.7 of the Parent Disclosure Schedule, neither the execution, delivery or performance of this Agreement by each of Parent and Merger Sub nor the consummation by each of Parent and Merger Sub of the Merger or any of the other transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles or bylaws (or similar organizational documents) of each of Parent or Merger Sub, or any of their respective subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien or result in the reduction or loss of any benefit) under, any of the terms, conditions or provisions of any loan note, bond, mortgage, credit agreement, reciprocal easement agreement, permit, concession, franchise, indenture, lease, license, contract, agreement or other instrument or obligation to which each of Parent or Merger Sub, or any of their respective subsidiaries, is a party or by which any of them or any of their respective properties or assets may be bound or any Parent Permit (as hereinafter defined), or (iii) violate any Law applicable to each of Parent or Merger Sub, or any of their respective subsidiaries, or any of their respective properties or assets, in each case with respect to (ii) and (iii) above, except as which would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         Section 4.8 LITIGATION. Except (i) as set forth in the Parent SEC Reports filed prior to the date of this Agreement, (ii) as listed in Section 4.8 of the Parent Disclosure Schedule or (iii) for suits, claims, actions, proceedings or investigations arising from the usual, regular and ordinary course of operations of Parent involving (A) collection matters or (B) personal injury or other tort litigation which are covered by adequate insurance (subject to adequate deductibles), there is no suit, claim, action, proceeding or investigation pending or, to Parent's knowledge, threatened in writing against Parent or any of its subsidiaries or any of their respective properties or assets which (1) involves amounts in excess of $100,000 or (2) questions the validity of this Agreement or any action to be taken by Parent in connection with the consummation of the Merger, which in any such case would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as set forth in Section 4.8 to the Parent Disclosure Schedule and other than as set forth in the Parent SEC Reports filed prior to the date of this Agreement, none of Parent or its subsidiaries is subject to any outstanding order, judgment, writ, injunction or decree.

         Section 4.9 COMPLIANCE WITH APPLICABLE LAW. Parent and each of its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PARENT PERMITS"), except for Parent Permits the absence of which would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent and each of its subsidiaries are in compliance with the terms of the Parent Permits, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. The businesses of Parent and each of its subsidiaries are not being conducted in violation of any Law applicable to Parent or its subsidiaries, except as would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. To Parent's knowledge, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or threatened in writing, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct the same.

         Section 4.10 PROPERTIES.

         (a) Except as set forth in Section 4.10(a) of the Parent Disclosure Schedule, the Annual Report on Form 10-K for the year ended December 31, 2001 of Parent includes a correct and complete list and location of all material real property owned or leased by Parent and its subsidiaries or otherwise used by Parent and its subsidiaries in the conduct of their businesses or operations as of the date of this Agreement (collectively, and together with the land at each location and all buildings, structures and other improvements and fixtures located on or under such land and all easements, rights and other appurtenances to such land, the "PARENT PROPERTIES"). Except as set forth in the Parent SEC Reports filed prior to the date of this Agreement, each of the Parent Properties is owned or leased by Parent and its subsidiaries. Parent and its subsidiaries own or lease each of the Parent Properties, in each case free and clear of any Property Restrictions, except for (i) Permitted Liens, (ii) Property Restrictions imposed or promulgated by Law or by any Governmental Entity which are customary and typical for similar properties or (iii) Property Restrictions which would not, individually or in the aggregate, interfere materially with the current use of such property. To Parent's knowledge, none of the matters described in clauses (i), (ii) and (iii) above would have or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         (b) Parent and each of its subsidiaries have good and sufficient title to all the material personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of Parent and its subsidiaries as of December 31, 2001, except as since sold or otherwise disposed of in the usual, regular and ordinary course of business), free and clear of all Liens, except for Permitted Liens.

         (c) Each of the tenant leases of Parent or its subsidiaries constitutes the valid and legally binding obligation of Parent or its subsidiaries, enforceable against Parent or its subsidiaries, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles, and except as would not have or would not reasonably be likely to have a Material Adverse Effect on Parent. To Parent's knowledge, there is no violation or default (nor does there exist any condition, which upon the passage of time or the giving of notice or both, would cause such a violation or default by Parent) under any such tenant lease, except for such violations or defaults that would not have, or would not reasonably be likely to have, a Material Adverse Effect on Parent

         Section 4.11 ENVIRONMENTAL MATTERS. Except as disclosed on Section 4.11 of the Parent Disclosure Schedule and except for conditions that would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, to the knowledge of Parent, (i) Parent and its subsidiaries and all real property owned by Parent and its subsidiaries are in compliance with Environmental Laws; (ii) Parent and its subsidiaries have obtained and currently possess and maintain all permits required by Environmental Laws (collectively, "PARENT ENVIRONMENTAL PERMITS") for each of their respective operations, all such Environmental Permits are in good standing, and Parent and its subsidiaries are in compliance with the terms and conditions of such Parent Environmental Permits; and (iii) neither Parent and its subsidiaries nor any real property currently owned by Parent or its subsidiaries is subject to any pending Environmental Claim as to which Parent has been provided written notice.

         Section 4.12 TAX MATTERS.

         (a) Each of Parent and American Industrial Properties REIT ("AIP") (i) has been taxable as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for, in the case of Parent, all taxable years commencing with Parent's initial REIT taxable year ended December 31, 1993, through December 31, 2001, and in the case of AIP, its taxable year ended December 31, 2001, (ii) has operated to the date of this Agreement and intends to continue to operate in such a manner as to qualify as a REIT for the taxable year December 31, 2002, and (iii) has not taken or failed to take any action which would reasonably be likely to result in a challenge to its status as a REIT, and, to Parent's knowledge, no such challenge is pending or threatened in writing. Except as set forth in Section 4.12(b) of the Parent Disclosure Schedule, each subsidiary of Parent or AIP that is a partnership, joint venture, or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by Parent or AIP of a direct or indirect interest therein, owned any assets (including, without limitation, securities) that would cause Parent or AIP to violate Section 856(c)(4) of the Code. Each subsidiary of Parent and AIP that is a corporation has been since its formation a "qualified REIT subsidiary" pursuant to Section 856(i) of the Code or a "taxable REIT subsidiary" pursuant to Section 856(l) of the Code. Neither Parent, AIP nor any of their subsidiaries holds any asset (i) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or Temporary Treas. Regs. ss.ss. 1.337(d)-5T and 337(d)-6T or (ii) which is subject to a consent filed pursuant to section 341(f) of the Code and the regulations thereunder.

         (b) Since January 1, 2001, Parent and AIP have incurred no liability for excise taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any excise tax arising from a prohibited transaction described in Section 857(b)(6) of the Code or any tax arising from "redetermined rents, redetermined deductions and excess interest" described in Section 857(b)(7) of the Code, and neither Parent, AIP nor any of their subsidiaries has incurred any material liability for Taxes other than in the usual, regular and ordinary course of business. No event has occurred and no condition or circumstance exists which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Parent, AIP or any of their subsidiaries.

         (c) Parent has made available to the Company correct and complete copies of (A) all federal and other material Tax Returns of Parent, AIP and its subsidiaries relating to the taxable periods ending since December 31, 1998 which have been filed and (B) any audit report issued within the last five years relating to any material Taxes due from or with respect to Parent, AIP or any of their subsidiaries.

         (d) Except as set forth in Section 4.12(d), neither Parent nor AIP, or any of their respective subsidiaries has requested any private letter ruling from the IRS or comparable rulings from other taxing authorities which are currently pending.

         Section 4.13 NO LIQUIDATION. Parent has no present plan or intention to merge or liquidate Company into Parent, or into an entity that is a disregarded entity of Parent for federal income tax purposes, or to cause the Company to become a "qualified REIT subsidiary" under Section 856(i) of the Code or any other disregarded entity.

         Section 4.14 OPINION OF FINANCIAL ADVISOR. Goldman, Sachs & Co. (the "PARENT FINANCIAL ADVISOR") has delivered to the Parent Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Parent.

         Section 4.15 BROKERS. No broker, finder or investment banker (other than the Parent Financial Advisor, a correct and complete copy of whose engagement agreement has been made available to the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by and on behalf of Parent or Merger Sub or any of their subsidiaries.

         Section 4.16 TAKEOVER STATUTES. Each of Parent and Merger Sub have taken all action required to be taken in order to exempt this Agreement and the Merger from, and this Agreement and the Merger are exempt from Takeover Statutes, including the Ohio Control Share Acquisition Act, Ohio Business Combination Act, Maryland Business Combination Act and Maryland Control Share Acquisition Act, or any takeover provision in Parent's articles of incorporation and bylaws.

         Section 4.17 NO PRIOR ACTIVITIES; INTERIM OPERATIONS. Prior to the date hereof, except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the Merger, Merger Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person. From the date hereof through the Closing Date, Merger Sub will engage in no other activities or operations except as contemplated by this Agreement.

                                   ARTICLE V.

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

         Section 5.1 COVENANTS OF THE COMPANY. Except (i) as otherwise expressly provided in this Agreement, (ii) as required in response to an emergency at any Company Property to prevent further damage or injury to such Company Property, or (iii) as consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed (it being understood and agreed that Parent shall respond to any written requests from the Company for consent within five
(5) business days)), during the period from the date hereof to the earlier of the date on which this Agreement is terminated pursuant to Section 8.1 and the Effective Time, the Company will, and will cause each of its subsidiaries to, and will use reasonable efforts to cause each Company Non-Subsidiary Entity to, conduct their respective operations in the usual, regular and ordinary course of business consistent with past practice (except as otherwise set forth in the corporate budget previously made available to Parent and included in Section 5.1 of the Company Disclosure Schedule (the "CORPORATE BUDGET")), and in compliance, in the aggregate, with the expenditure thresholds set forth in the Corporate Budget, and, to the extent consistent therewith, use reasonable best efforts to preserve intact their respective current business organizations and goodwill, keep available the services of their respective current officers and employees, preserve their respective relationships with tenants, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, but subject to clauses (i), (ii) and (iii) above, prior to the earlier of the date on which this Agreement is terminated pursuant to Section
8.1 and the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Schedule, the Company will not, nor permit any of its subsidiaries to, and shall use reasonable efforts to cause each Company Non-Subsidiary Entity not to:

         (a) amend their respective articles or bylaws (or similar organizational documents);

         (b) except as set forth in Section 5.1(b) of the Company Disclosure Schedule, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including any stock options or stock appreciation rights), except for (i) the issuance or sale of shares of Company Common Stock pursuant to the exercise of Company Stock Options or other derivative securities outstanding on the date hereof, or (ii) automatic grants of Company Stock Options or Company Common Stock to directors of the Company in accordance with plan terms in effect on the date hereof and disclosed in Section 5.1(b) of the Company Disclosure Schedule;

         (c) except as set forth in Section 5.1(c) of the Company Disclosure Schedule, (i) split, combine or reclassify any shares of their respective stock or other equity interests; (ii) except (A) as permitted pursuant to Section 6.11 or (B) in transactions between the Company and any of its wholly owned subsidiaries or solely between wholly owned subsidiaries of the Company, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of their respective stock; (iii) except as permitted pursuant to Section 6.11, make any actual, constructive or deemed distribution in respect of any shares of their respective stock or otherwise make any payments to stockholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire, directly or indirectly, any of their respective securities or any securities of any of their respective subsidiaries, except in the case of clause (iv) as may be required by the articles of incorporation of the Company or as may be required for the Company to maintain its status as a REIT under the Code;

         (d) subject to the provisions of Section 6.4, authorize, recommend, propose or announce an intention to adopt, or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

         (e) subject to the provisions of Section 6.4, alter, through merger, liquidation, dissolution, reorganization, restructuring or otherwise, their respective corporate structures or ownership of any subsidiary or joint venture;

         (f) (i) incur or assume any indebtedness or issue any debt securities, except for borrowings (A) under existing lines of credit in the usual, regular and ordinary course of business consistent with past practice to meet working capital requirements or as required to perform contractual obligations, (B) under existing construction loans set forth in Section 3.16(a) of the Company Disclosure Schedule or pending construction loans consistent with past practice and with commercially reasonable terms and conditions, (C) to refinance the Company's 6.918% Mandatory Par Put Remarketed Securities due March 31, 2003; provided that (I) such refinancing shall be on the most favorable terms based on the then-existing market conditions, (II) the maturity date of such refinancing shall not extend past the Effective Time and (III) Parent and Company shall cooperate in such refinancing process, or (D) to refinance the Company's Credit Agreement pursuant to the terms of this Agreement, (ii) other than as set forth in Section 3.16(a) of the Company Disclosure Schedule, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (iii) make any loans, advances or capital contributions to, or investments in, any Person, except (A) to wholly owned subsidiaries of the Company to the extent required to meet contractual obligations of the Company or its subsidiaries, (B) to the joint ventures set forth in Section 3.16(a)(ii) to the Company Disclosure Schedule to the extent required to meet contractual obligations of the Company or its subsidiaries, and (C) usual, regular and ordinary course advances to employees not in excess of $1,000 per employee, (iv) pledge or otherwise encumber shares of stock of the Company or its subsidiaries, or (v) mortgage or pledge any of their respective assets, tangible or intangible, or create or suffer to exist any Lien thereupon, except pursuant to the Company's Credit Agreement or in an amount not to exceed $25,000 in the aggregate;

         (g) except as set forth in Section 5.1(g) of the Company Disclosure Schedule or as otherwise provided in this Agreement, (i) enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, retention, consulting, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner except to the extent required by applicable Law, (ii) increase in any manner the compensation or fringe benefits of any director or officer of the Company or pay any benefit not required by any plan and arrangement as in effect as of the date hereof; (iii) increase the compensation or benefits payable or to become payable to the Company's employees or employees of any of the Company's subsidiaries, other than (A) the payment of 2002 annual bonuses; PROVIDED, that the aggregate amount of the 2002 annual bonuses shall not exceed the amount set forth in Section 5.1(g)(iii)(A) of the Company Disclosure Schedule, as such amount shall be reduced by the accrued, but unpaid bonus amounts payable to individuals who cease to be employees of the Company prior to the payment of the 2002 annual bonuses; PROVIDED, FURTHER that no bonuses shall be awarded for employment or services rendered in 2003 and (B) increases in base salaries, provided that the Company shall not, in the period from the date of this Agreement through the Effective Time, pay its employees base salaries which in the aggregate exceed the prorated portion of the amount set forth in Section 5.1(g)(iii)(B) of the Company Disclosure Schedule, (iv) increase the benefits payable under any existing severance or termination pay policies or employment or other agreements, (v) except as set forth in Section 6.9(c) of this Agreement, take any affirmative action to accelerate the vesting of any stock-based compensation, (vi) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Benefit Plan (including, but not limited to, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Employee Benefit Plans or agreements or awards made thereunder), except for automatic grants of Company Stock Options or Company Common Stock to directors of the Company in accordance with plan terms in effect on the date hereof and disclosed in Section 5.1(b) of the Company Disclosure Schedule, or (vii) except as required by Law, take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Employee Benefit Plan;

         (h) (i) sell, lease, transfer (other than pursuant to the Company's Credit Agreement) or dispose of (or agree to do any of them) (A) any personal property that exceeds $50,000 in the aggregate or (B) any real property, other than (1) sales of Company Properties pursuant to existing contracts or letters of intent identified in Section 3.11(k) of the Company Disclosure Schedule or
(2) sales of Land for net amounts equal to or in excess of the values set forth in Section 5.1(h) of the Company Disclosure Schedule; (ii) enter into any contract or letter of intent for the sale, lease, transfer, mortgage or disposition of any real property (except as otherwise permitted pursuant to this Section 5.1(h)); or (iii) amend or modify any existing contracts or letters of intent identified on Section 3.11(k) of the Company Disclosure Schedule. Any contract of sale entered into pursuant to a letter of intent identified in Section 3.11(k) of the Company Disclosure Schedule shall be for the same terms set forth in such letter of intent and the Company shall promptly provide Parent with a true and complete copy of any such contract of sale;

         (i) (i) terminate, modify or amend any Company Space Lease (provided, however, the Company or its subsidiaries may terminate, modify or amend a Company Space Lease so long as such terminated Company Space Lease is promptly replaced and the replacement, modified or amended lease is (A) for a net effective rent equal to or in excess of the net effective rent payable under such original Company Space Lease, and (B) for commercially reasonable terms consistent with the Company's past practices; and further provided that the execution of such replacement, modified or amended lease shall not result in a reduction of rent under or termination of any other Company Space Lease at the applicable Company Property), (ii) enter into any new lease for vacant space at an Operating Property except for leases that are for (A) net effective rents equal to or in excess of 95% of the amount budgeted for such premises on the budgets listed on
Schedule 5.1(i) to the Company Disclosure Schedule, and (B) commercially reasonable terms consistent with the Company's past practices; and further provided that the execution of such new lease shall not result in a reduction of rent under or termination of any other Company Space Lease at the applicable Company Property, (iii) enter into any new lease for vacant space at a Development Property except for leases that are for (A) rents equal to or in excess of the rent provided for such premises in the applicable Development Budget (on a triple net basis) and with tenant improvements, allowances and commissions in accordance with the applicable Development Budget, and (B) commercially reasonable terms consistent with the Company's past practices; and further provided that the execution of such new lease shall not result in a reduction of rent under or termination of any other Company Space Lease or lease at the applicable Development Property, (iv) terminate or grant any reciprocal easement or similar agreements affecting a Company Property (unless contractually obligated to do so or in connection with a transaction otherwise permitted by this Agreement), (v) terminate, enter into, sublease, assign or modify any Ground Lease, or (vi) consent to or enter into the sublease or assignment of any Company Space Lease;

         (j) except as may be required as a result of a change in Law or in GAAP (of which the Company shall promptly notify Parent), change any accounting principles or material accounting practices used by them;

         (k) (i) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, joint venture, association or other business organization or division thereof or any equity interest therein (provided, however, the Company or any of its subsidiaries may contribute to or fund any joint venture if contractually obligated to do so pursuant to the agreements listed on Section 3.16(a)(ii) of the Company Disclosure Schedule); (ii) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (a "COMMITMENT") for the acquisition of any real property or other transaction involving nonrefundable deposits or for the acquisition of other assets, except purchases of such other assets in the ordinary course of business consistent with past practice in an amount not to exceed $25,000; (iii) authorize, or enter into any Commitment for, any new capital expenditure relating to the Operating Properties, except as otherwise set forth in budgets approved by Parent as set forth in Section 5.1(k) of the Company Disclosure Schedule (it being understood that Parent and the Company shall reasonably agree on capital expenditure budgets for 2003); (iv) authorize, or enter into any Commitment for, any expenditure relating to the Operating Properties, except in the usual, regular and ordinary course of business consistent with past practice in order to maintain the Operating Property in working order; (v) authorize, or enter into any Commitment for, any capital expenditure relating to Development Properties which (A) are in excess of the aggregate amounts for each line item plus 1% of such line item for each project set forth in the Development Budget, or (B) would result in a material change to such Development Property not reflected in the Site Plan for such Development Property; (vi) authorize, or enter into any Commitment for, any expenditure relating to a "PERMITTED PIPELINE PROJECT" (as identified in Section 5.1(k) of the Company Disclosure Schedule) other than for those items specifically identified in and in accordance with the budgets set forth on Schedule 5.1(k) to the Company Disclosure Schedule;
(vii) authorize, or enter into any Commitment for, any expenditure relating to any "NON-PERMITTED PIPELINE PROJECTS" (as identified in Section 5.1(k) of the Company Disclosure Schedule), or (viii) authorize, or enter into any Commitment for, any expenditure relating to real property other than as set forth in this paragraph;

         (l) except pursuant to the Closing Agreement (which shall be settled consistent with Section 7.2(h) of this Agreement), make or rescind any election relating to Taxes or suffer the termination or revocation of any election relating to the Company's REIT status (unless the Company reasonably determines, after prior consultation with Parent, that such action is (A) required by Law;
(B) necessary or appropriate to preserve the status of the Company as a REIT or to preserve the status of any partnership or any other Company subsidiary which files Tax Returns as a partnership for federal tax purposes; or (C) commercially reasonable in the context of the Company's business and relates to a change in Law in 2001 or thereafter); PROVIDED, that, nothing in this Agreement shall preclude any Company subsidiary that is a REIT from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code (with the prior written consent of Parent, which will not be unreasonably withheld) or electing (with the prior written consent of Parent, which will not be unreasonably withheld) to treat any entity as a "taxable REIT subsidiary" (within the meaning of Section 856(i) of the Code);

         (m) except pursuant to the Closing Agreement (which shall be settled consistent with Section 7.2(h) of this Agreement), settle or compromise any claim, litigation or other legal proceeding, or pay, discharge or satisfy any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for (i) amounts less than $25,000 individually, or $100,000 in the aggregate, (ii) the litigation set forth in
Section 5.1(m) of the Company Disclosure Schedule, provided that the net proceeds received by the Company from such settlements shall be on the terms set forth in Section 5.1(m) of the Company Disclosure Schedule, (iii) claims, litigation or other legal proceedings arising from the usual, regular and ordinary course of operations of the Company involving collection matters or personal injury which are covered by adequate insurance (subject to customary deductibles), or (iv) any such other claims, liabilities or obligations reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company;

         (n) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its subsidiaries or any successor thereto from engaging or competing in any line of business or in any geographic area;

         (o) enter into any new line of business;

         (p) except as otherwise permitted by the Agreement, amend or terminate, or waive compliance with the terms of or breaches under, any Company Material Contract or enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been required to be listed in the Company Disclosure Schedule pursuant to Sections 3.11(l), 3.11(m), 3.11(n), 3.11(o), 3.11(p) or 3.16;

         (q) permit any insurance policy naming the Company or any of its subsidiaries as a beneficiary or a loss payable payee to be canceled or terminated, unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled or terminated policy;

         (r) take any action that would be reasonably likely to (i) result in any of the conditions to the Merger set forth in Article VII hereof not being satisfied in all material respects or (ii) materially and adversely affect the Company's ability to consummate the Merger;

         (s) authorize, approve, consent to or otherwise permit any transaction or Company Property to be subject to a Participation Interest under any Participation Agreement except those set forth in Section 3.11(p) of the Company Disclosure Schedule;

         (t) in connection with any Development Property or any Permitted Pipeline Project, fail to diligently pursue the development, rehabilitation, renovation, addition or expansion of each such Development Property or Permitted Pipeline Project in a manner that is (i) in accordance with the Company's past development practices and (ii) consistent in all material respects with the applicable Development Budget and Site Plan or Permitted Pipeline Project budget;

         (u) proceed with any additional real property tax protests or related litigation, other than as listed on Schedule 3.11(j) of the Company Disclosure Schedule; and

         (v) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(u).

         Section 5.2 COVENANTS OF PARENT. Except (i) as otherwise expressly provided in this Agreement or (ii) as consented to in writing by the Company (which consent shall not be unreasonably withheld or delayed (it being understood and agreed that the Company shall respond to any written requests from Parent for consent within five (5) business days)) prior to the earlier of the date on which this Agreement is terminated pursuant to Section 8.1 and the Effective Time, except as set forth in Section 5.2 of the Parent Disclosure Schedule, Parent will not:

         (a) except as set forth in Schedule 5.2(a) of the Parent Disclosure Schedule, amend its articles or bylaws (or other similar organizational documents), except with respect to the creation or issuance of additional shares of preferred stock of Parent in accordance with the terms of this Agreement;

         (b) authorize, recommend, propose or announce an intention to adopt or effect, or adopt or effect a plan of complete or partial liquidation;

         (c) take any action that would be reasonably likely (i) to result in any of the conditions to the Merger set forth in Article VII hereof not being satisfied in all material respects, or (ii) to materially and adversely affect Parent's ability to consummate the Merger;

         (d) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of their respective stock, except the declaration and payment of regular quarterly cash dividends not in excess of (A) $0.38 per share of Parent

Common Stock and (B) the amounts set forth in Section 5.2(d) of the Parent Disclosure Schedule with respect to the Parent Preferred Stock, except as may be required by the articles of incorporation of Parent or as may be required for Parent to maintain its status as a REIT under the Code;

         (e) enter into or agree to effect any merger, acquisition, consolidation, reorganization or other business combination with any third party
(i) in which Parent is not the surviving party thereto (excluding any merger between Parent and a wholly owned subsidiary of Parent) or (ii) pursuant to which Parent becomes a subsidiary of another Person; or

         (f) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through 5.2(e).

         Section 5.3 ACCESS TO INFORMATION.

         (a) Between the date hereof and the Effective Time, the Company shall, shall cause each of its subsidiaries to, and shall use its reasonable efforts to cause each of the Company Non-Subsidiary Entities to, (i) give Parent and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours, and upon reasonable advance notice in writing, to all properties, facilities and books and records of the Company, its subsidiaries and the Company Non-Subsidiary Entities and (ii) permit such inspections as Parent may reasonably require and furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company, its subsidiaries and the Company Non-Subsidiary Entities as Parent may from time to time reasonably request, provided that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made by the Company hereto and all such access shall be coordinated through the Company or its designated representatives, in accordance with such reasonable procedures as they may establish. Between the date hereof and the Effective Time, Parent shall, shall cause each of its subsidiaries to, (i) give the Company and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours, and upon reasonable advance notice in writing, to all properties, facilities and books and records of Parent and its subsidiaries and (ii) permit such inspections as the Company may reasonably require and furnish the Company with such financial and operating data and other information with respect to the business, properties and personnel of Parent and its subsidiaries as the Company may from time to time reasonably request, provided that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made by Parent and Merger Sub hereto and all such access shall be coordinated through Parent or its designated representatives, in accordance with such reasonable procedures as they may establish.

         (b) Each of the parties hereto will cooperate with the other during the period from the date hereof to the earlier of the date on which this Agreement is terminated pursuant to Section 8.1 and the Effective Time, in order to effectively integrate their business organizations and to maintain and enhance their respective relationships with tenants, suppliers and others having business dealings with it.

         (c) Each of the parties hereto will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the Company, its subsidiaries and the Company Non-Subsidiary Entities or Parent and Merger Sub and their respective subsidiaries, as the case may be, made available to the other party in connection with the Merger pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated November 12, 2001 (the "CONFIDENTIALITY AGREEMENT"), as amended on September 3, 2002.



                                  ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         Section 6.1 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT.

         (a) As promptly as practicable after the execution of this Agreement,
(i) Parent and the Company shall cooperate in preparing and each shall cause to be filed with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") relating to the meetings of Parent's and the Company's stockholders to be held to consider approval and adoption of this Agreement and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock and Parent Voting Preferred Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, and shall use its reasonable best efforts to take all or any action required under any applicable federal or state securities Laws in connection with the issuance of shares of Parent Common Stock and Parent Voting Preferred Stock pursuant to the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Proxy Statement to its stockholders. Subject to the provisions of Section 6.4, the Proxy Statement shall include (i) the recommendation of the Parent Board to the stockholders of Parent in favor of approval and adoption of this Agreement and (ii) the recommendation of the Company Board to the stockholders of the Company in favor of approval and adoption of this Agreement.

         (b) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party, which shall not be unreasonably withheld. Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock or Parent Voting Preferred Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Neither the Company nor Parent shall change or otherwise take any action after the mailing of such party's Proxy Statement to its stockholders that would result in a change of the date specified in such party's Proxy Statement for such party's Stockholders' Meeting (as hereinafter defined).

         (c) None of the information supplied by each of the Company and Parent for inclusion in the Registration Statement (including by incorporation by reference) shall, (i) when filed with the SEC or other regulatory agency, (ii) when it is declared effective, and (iii) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by each of the Company and Parent for inclusion in the Proxy Statement (including by incorporation by reference) shall, (i) when filed with the SEC or other regulatory agency, (ii) when it (or any amendment thereof or supplement thereto) is mailed to the stockholders of Parent and the Company,
(iii) at the time of each of the Stockholders' Meetings, and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of their respective subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company or Parent, as the case may be, shall promptly inform the other party hereto. All documents that each of the Company or Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

         Section 6.2 STOCKHOLDERS' MEETINGS. Parent shall call and hold a meeting of its stockholders (the "PARENT STOCKHOLDERS' MEETING") and the Company shall call and hold a meeting of its stockholders (the "COMPANY STOCKHOLDERS' MEETING," and collectively, the "STOCKHOLDERS' MEETINGS") as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of voting upon the adoption of this Agreement, and the Company and Parent shall use all reasonable best efforts to hold the Stockholders' Meetings on the same day. Subject to the provisions of Section 6.4, each of Parent and the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and shall take all other action necessary or advisable to secure the vote of its stockholders required by the NYSE, Ohio Law or Maryland Law, as applicable, to obtain such approvals. Subject to the provisions of Section 6.4, each of the parties hereto shall take all other action necessary or, in the opinion of the other party hereto, advisable to promptly secure any vote or consent of stockholders required by applicable Law and such party's articles of incorporation or bylaws to effect the Merger. If required, Parent agrees to take all actions necessary or advisable to authorize and create the Parent Voting Preferred Stock including, without limitation, amending its articles of incorporation and obtaining the approval of its stockholders in connection therewith.

         Section 6.3 REASONABLE BEST EFFORTS.

         (a) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, in good faith, all actions, and do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws and regulations to consummate the Merger and to cause to be satisfied all conditions precedent to its obligations under this Agreement, in each case as soon as practicable, after the date hereof, including, consistent with the foregoing, (i) preparing and filing as promptly as practicable with the objective of being in a position to consummate the Merger as promptly as practicable following the date of this Agreement, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (collectively, the "REQUIRED APPROVALS"), and (ii) using its reasonable best efforts to obtain the Required Approvals.

         (b) Each of Parent and the Company shall use its reasonable best efforts to cooperate in all respects with each other in connection with any filing or submission to or any investigation or proceeding by the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity.

         (c) Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.3(a) to obtain all Required Approvals, use its reasonable best efforts to (i) subject to applicable Law, permit the other party to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or material oral communication (or other correspondence or memoranda) between it and any Governmental Entity, and (ii) promptly inform each other of and supply to such other party any communication (or other correspondence or memoranda) received by such party from, or given by such party to, the DOJ, the FTC or any other Governmental Entity, in each case regarding the Merger contemplated hereby.

         (d) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.3, if any objections are asserted with respect to the Merger contemplated hereby under any antitrust or competition Law, each of Parent and the Company agrees to use its reasonable best efforts (which under no circumstances shall involve divesting of material assets) to resolve any antitrust concerns, federal, state, foreign or private, obtain all Required Approvals and obtain termination of the waiting period under the HSR Act or any other applicable Law and the termination of any outstanding judicial or administrative orders prohibiting the Closing so as to permit consummation of the Merger as soon as practicable. In furtherance and not in limitation thereof, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened in writing to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law or regulation, or if any statute, rule, regulation, executive order, decree, injunction or administrative order is enacted, entered, promulgated or enforced by a Governmental Entity that would make the Merger illegal or would otherwise prohibit or materially impair or delay the consummation the Merger, the Company shall cooperate with Parent in all respects in responding thereto, and each shall use its respective reasonable best efforts to contest, resist and/or attempt to resolve any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger contemplated by this Agreement, and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the Merger.

         Section 6.4 COMPANY ACQUISITION PROPOSALS.

         (a) From the date hereof until the termination hereof and except as permitted by the following provisions of this Section 6.4, the Company will not, nor will it permit any of its subsidiaries to, nor will it permit any officer, director, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by furnishing nonpublic information) any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations in furtherance of such inquiries or to obtain an Acquisition Proposal, or the making of any proposal that constitutes any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; PROVIDED, HOWEVER, that subject to the Company's compliance with this
Section 6.4, nothing contained in this Agreement shall prevent the Company or the Company Board, prior to receipt of the approval by the stockholders of the Company of the Merger, from (A) entering into a definitive agreement providing for the implementation of a Superior Proposal (as defined below) if the Company or the Company Board has complied with the procedures of this Section 6.4 and is simultaneously terminating this Agreement pursuant to Section 8.1(e), or (B) furnishing information to (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement in all material respects), or entering into or participating in discussions or negotiations with, any Person that makes an unsolicited bona fide written Acquisition Proposal to the Company if (1) the Company Board determines in good faith, after consultation with independent outside counsel, that failure to do so would be inconsistent with its fiduciary duties to stockholders imposed by Law, (2) the Company Board determines in good faith, after consultation with independent financial advisors, that such Acquisition Proposal would be reasonably likely, if consummated, to constitute a Superior Proposal (as hereinafter defined) and (3) prior to taking such action, the Company complies with the procedures set forth in this Section 6.4. The Company shall (i) promptly, and in any event within two
(2) days, notify Parent orally and in writing after receipt by the Company (or its advisors) of any Acquisition Proposal or any inquiries indicating that any Person is reasonably likely to make an Acquisition Proposal, including the material terms and conditions thereof and the identity of the Person making it,
(ii) promptly, and in any event within two (2) days, notify Parent orally and in writing after receipt of any request for non-public information relating to it or any of its subsidiaries or for access to its or any of its subsidiaries' properties, books or records by any Person that, to the Company's knowledge, is reasonably likely to, or has made, an Acquisition Proposal, and (iii) keep Parent advised on a prompt basis of any material change in the financial terms or structure of any such Acquisition Proposal. Immediately after the execution and delivery of this Agreement, the Company will, and will instruct its subsidiaries, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal.

         The Company Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger, and will not approve or recommend an Acquisition Proposal, unless in connection with a Superior Proposal which is pending at the time the Company determines to take such action (i) the Company Board determines in good faith, after consultation with independent outside counsel, that to do otherwise would be inconsistent with its fiduciary duties to stockholders imposed by Law, (ii) the Company provides Parent with notice of its decision to withdraw or modify its approval or recommendation of this Agreement or the Merger, and (iii) during the three (3) business day period after the Company's notice, (A) the Company shall have offered to negotiate with, and, if accepted, negotiated in good faith with, Parent to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the Merger and (B) the Company Board shall have concluded, after considering the results of such negotiations and the revised proposals made by the Parent, if any, that any Acquisition Proposal continues to be a Superior Proposal. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide written Acquisition Proposal which (i) in the good faith judgment of the Company Board, is reasonably likely to be consummated, and
(ii) a majority of the Company Board determines in their good faith judgment after consultation with independent financial advisors to be more favorable to the Company's stockholders from a financial point of view (which determination may take into account legal and regulatory matters) than the Merger.

         (b) Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) referring any Person or entity to this Section 6.4, or (ii) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith judgment of the Company Board, after consultation with outside legal counsel, the failure to make would be inconsistent with its obligations under applicable Law; PROVIDED, HOWEVER, that except as otherwise permitted in Section 6.4(b), the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

         Section 6.5 PARENT BOARD APPROVAL AND RECOMMENDATION. The Parent Board will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, its approval or recommendation of this Agreement or the Merger.

         Section 6.6 RESIGNATIONS. Upon the written request of Parent, (i) the Company shall cause any or all of the directors (or persons occupying similar positions in any limited liability company or other entity) and/or officers of each direct or indirect wholly owned subsidiary to resign or be removed or, as to officers, to resign or be terminated, effective as of the Closing, and (ii) if the Company or any of its affiliated entities has the right to appoint any director (or person occupying a similar position in any limited liability company or other entity) or to cause the resignation or termination of any officer of any other entity in which the Company (directly or indirectly) owns an equity interest, the Company shall cause, effective as of the Closing, such director to resign or to be removed and/or such officer to resign or be terminated.

         Section 6.7 PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any rule or regulation of the NYSE, or other similar exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

         Section 6.8 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

         (a) From and after the Effective Time, Parent shall indemnify, defend and hold harmless each present or former officer or director of the Company or any Company subsidiary and any person who becomes an officer or director of the Company or any Company subsidiary after the date hereof but prior to the Effective Time, other than those officers or directors set forth in Section 6.8 of the Company Disclosure Schedule (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES"), to the same extent as such officers or directors are entitled to indemnification under the Company's articles of incorporation, bylaws, employment agreements or indemnification contracts as in effect on the date hereof in respect of actions or omissions occurring at or prior to the Effective Time (including without limitation the transactions contemplated by this Agreement). Each employment agreement and indemnification agreement referred to in the preceding sentence either (i) has been provided to Parent prior to the date hereof or (ii) contains indemnification provisions substantially in the form contained in an employment agreement or an indemnification agreement, as the case may be, provided to Parent prior to the date hereof.

         (b) Any Indemnified Parties proposing to assert the right to be indemnified under Section 6.8(a) shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under Section 6.8(a) against Parent, notify Parent of the commencement of such action, enclosing a copy of all papers served; PROVIDED, HOWEVER, that the failure to so notify Parent shall not relieve it from any liability which it may have under Section 6.8(a) unless Parent is materially prejudiced thereby. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify Parent of its commencement, Parent will be entitled to participate in and, to the extent that Parent elects by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action with counsel reasonably satisfactory to the Indemnified Parties after notice from Parent to the Indemnified Parties of its election to assume the defense, Parent will not be liable to the Indemnified Parties for any legal or other expenses except as provided below. If Parent assumes the defense, Parent shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that Parent shall be required to obtain such consent if the settlement includes any admission of wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties; provided, further, that Parent, in the defense of any such action shall not, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses or other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by Parent, (ii) a conflict exists (based on advice of counsel to the Indemnified Parties) between the Indemnified Parties and Parent (in which case Parent will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iii) Parent has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of one additional counsel (representing all of the Indemnified Parties) will be at the expense of Parent and shall be paid by Parent in a timely manner as statements therefor are received (regardless of whether received prior to or after final disposition of the claim, action, suit, proceeding or investigation). Parent shall not be liable for any settlement of any action or claim effected without its written consent.

         (c) Parent shall obtain and maintain in effect at the Effective Time and continuing until the sixth anniversary thereof "run-off" director and officer liability coverage with a coverage amount and other terms and conditions in all material respects no less favorable to the Indemnified Parties than under the Company's current directors and officers liability insurance policy covering the directors and officers of the Company with respect to their service as such prior to the Effective Time.

         (d) In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set for in this
Section 6.8.

         (e) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

         Section 6.9 EMPLOYEE MATTERS.

         (a) BENEFIT PLANS. After the Effective Time, all employees of the Company who are employed by Parent or its subsidiaries shall, at the option of Parent, either continue to be eligible to participate in an "employee benefit plan", as defined in Section 3(3) of ERISA (an "EMPLOYEE BENEFIT PLAN"), of the Company which is, at the option of Parent, continued by Parent, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of Parent in any Employee Benefit Plan, sponsored or maintained by Parent after the Effective Time. With respect to each such Employee Benefit Plan of Parent, service with the Company or any of its subsidiaries and the predecessor of any of them shall be included for purposes of determining eligibility to participate, vesting (if applicable) and determination of the level of entitlement to, benefits under such Employee Benefit Plan. Parent shall, or shall cause its subsidiaries to, (i) waive all limitations, as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to all employees of the Company who are employed by Parent under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for such employees immediately prior to the Effective Time, and (ii) provide each such employee of the Company who is employed by Parent with credit for any co-payments and deductibles paid prior to the

Effective Time for the plan year within which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

         (b) STOCK OPTION AND RESTRICTED STOCK PLANS. The Company shall take all actions required to ensure that the stock option plans or programs of the Company and the restricted stock plans or programs of the Company shall be terminated as of the Effective Time.

         (c) COMPANY STOCK OPTIONS. The Company shall take all actions necessary and appropriate, including, without limitation, obtaining all necessary consents, if any, to provide that all outstanding Company Stock Options shall become fully vested and exercisable immediately prior to the Effective Time, and that as of the Effective Time, all such Company Stock Options shall be cancelled and have no further force or effect.

         (d) RESTRICTED STOCK. All unvested shares of restricted stock of the Company set forth in Section 6.9(d) of the Company Disclosure Schedule, shall, by virtue of this Agreement and without further action of the Company, Parent or the holder of such shares of restricted stock, vest and become free of all restrictions immediately prior to the Effective Time and shall be converted into the Merger Consideration pursuant to Section 2.1.

         (e) SEVERANCE PLAN. From and after the Effective Time, Parent shall assume the obligations of the Company under the Company's severance plan, policy, program or procedure, all as set forth in Section 6.9(e) of the Company Disclosure Schedule.

         (f) BONUS PAYMENTS. Subject to the limitations set forth in Section 5.1(g)(iii) of this Agreement, the Company Board shall be entitled to declare and pay annual bonuses for 2002 to the employees of the Company in accordance with the existing bonus criteria set forth in Section 6.9(f) of the Company Disclosure Schedule.

         (g) RETENTION PLAN. The Company Board shall be entitled to establish a retention plan, and to make payments in accordance with such plan, for certain employees of the Company, in each case as set forth in Section 6.9(g) of the Company Disclosure Schedule.

(h) SECTION 125-C PLAN. The Company shall take all actions required to amend the Company's Section 125-c Plan effective as of December 31, 2002 such that each participant under the Section 125-c Plan is subject to a maximum annual contribution to the medical reimbursement portion of the Section 125-c Plan of $1,000.

         Section 6.10 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if
(i) any representation or warranty contained in this Agreement that is qualified by materiality becomes untrue or inaccurate in any respect or any such representation or warranty contained in this Agreement that is not so qualified becomes untrue or inaccurate in any material respect, or (ii) any failure of the Company or Parent, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and, PROVIDED FURTHER, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 7.2(b) or 7.3(b), as the case may be.

         Section 6.11 COORDINATION OF DIVIDENDS. Except with respect to dividends or distributions of up to $2.3438 per year per share to holders of the Company Preferred Stock in accordance with past practices and the terms of
Section 2 of the Articles Supplementary of the Company -- 9 3/8% Series A Cumulative Redeemable Preferred Stock, as in effect on the date hereof, from and after the date of this Agreement, the Company shall not make any dividend or distribution to its shareholders without the prior written consent of Parent; PROVIDED, HOWEVER, that after (1) the effectiveness of the Closing Agreement (as defined herein) and (2) the Company has paid (or has set aside cash reserves sufficient for the payment of all deferred amounts) in full any fees, penalties, taxes, costs, expenses or other amounts payable by the Company or any of its affiliates (regardless of whether due at such time or on a deferred basis) pursuant to or in connection with the Closing Agreement, excluding any legal fees payable to King & Spalding ("CLOSING AGREEMENT PAYMENTS"), the written consent of Parent shall not be required for the authorization and payment of (i) distributions required for the Company to maintain its status as a REIT under the Code or (ii) with respect to each calendar quarter ending after the date hereof and prior to the calendar quarter in which the Effective Time shall occur, quarterly distributions with respect to the Company Common Stock of (x) up to (A) $0.27 per share of Company Common Stock per quarter with respect to the fourth quarter of 2002 and (B) an amount per share of Company Common Stock per quarter equal to the product of Parent's dividend per share of Parent Common Stock times the Exchange Ratio with respect to any quarter in 2003 ending before the quarter in which the Effective Time shall occur, but (y) only to the extent that the aggregate of all such amounts otherwise distributable pursuant to clause (ii)(x) exceed the Closing Agreement Payments; PROVIDED that in no event shall the Company declare or pay any dividend with respect to the quarter in which the Effective Time shall occur, but the Company shareholders in their capacity as Parent shareholders shall be entitled to the Parent dividends payable in respect of the Parent Voting Preferred Stock issued in exchange for the Company Preferred Stock and in respect of the Parent Common Stock issued in exchange for the Company Common Stock with respect to such quarter. In the event that a distribution with respect to the Company Common Stock and the Company Preferred Stock permitted by this Section 6.11 has (i) a record date prior to the Effective Time and (ii) has not been paid as of the Effective Time, the holders of Company Common Stock and Company Preferred Stock shall be entitled to receive such distribution from the Company at the time such shares are exchanged pursuant to Article II of this Agreement.

         Section 6.12 EXEMPTION FROM LIABILITY UNDER SECTION 16(B). Assuming that the Company delivers to Parent the Company Section 16 Information (as hereinafter defined) in a timely fashion prior to the Effective Time, the Parent Board, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the Company Insiders (as hereinafter defined) of Parent Common Stock in exchange for shares of Company Common Stock, and of options to purchase shares of Parent Common Stock in exchange for options to purchase Company Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Company
Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act such that receipt shall be so exempt. "COMPANY SECTION 16 INFORMATION" shall mean information accurate in all material respects regarding Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for Parent Common Stock in the Merger and the number and description of the options to purchase shares of Company Common Stock held by each such Company Insider and expected to be converted into options to purchase Parent Common Stock in connection with the Merger. "COMPANY INSIDERS" shall mean those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Company Section 16 information.

         Section 6.13 LISTING. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock and Parent Voting Preferred Stock to be issued in connection with the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

         Section 6.14 TAXES.

         (a) Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to tax, "TRANSFER AND GAINS TAXES"). From and after the Effective Time, Parent shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to stockholders of the Company, all Transfer and Gains Taxes.

         (b) The Company will consult with and provide Parent the opportunity to review and comment upon all returns, questionnaires, applications or other documents to be filed after the date hereof by the Company with respect to Taxes including, without limitation, the Company's federal, state and local income tax return for its taxable years ended December 31, 2001 and 2002, and shall not file any such returns without the prior review and comment of Parent, which shall not be unreasonably delayed.

         (c) The Company will cause each of the Company's subsidiaries to consult with and provide Parent the opportunity to review and comment upon all returns, questionnaires, applications or other documents to be filed after the date hereof by each respective subsidiary of the Company with respect to Taxes including, without limitation, each of the Company's subsidiaries' federal, state and local income tax returns for its taxable years ended December 31, 2001 and 2002, and the Company shall not cause any of its subsidiaries to file any such returns without the prior review and comment of Parent, which shall not be unreasonably delayed.

         Section 6.15 EXTENSION OF CREDIT AGREEMENT. The Company shall, as soon as practicable following the date hereof, use its reasonable best efforts to amend its existing Third Amended and Restated Master Credit Agreement, dated as of March 29, 2001, among the Company and Fleet National Bank (the "CREDIT AGREEMENT") to provide for a maturity date of no earlier than the Effective Time and no later than January 1, 2004, which amended agreements shall be on the most favorable terms based on then-existing market conditions, and Parent and Company shall cooperate in such amendment process.

         Section 6.16 EXTENSION OF INSURANCE POLICIES. The Company shall, as soon as practicable following the date hereof, take all necessary action to (i) renew its current directors and officers liability insurance policy through December 31, 2003 on terms and conditions substantially similar to those of the existing policy and consistent with past practice, (ii) at the request of Parent, exercise its option to obtain two (2) years of "run-off" director and officer liability coverage pursuant to the terms of the Company's current directors and officers liability insurance policy and (iii) extend any other insurance policy set forth in Section 3.23 of the Company Disclosure Schedule through December 31, 2003 on terms and conditions substantially consistent with past practice.

                                  ARTICLE VII.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

         (a) this Agreement and the Merger shall have been approved by the Company Requisite Vote and the Parent Requisite Vote;

         (b) no Law shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity of competent jurisdiction that restrains, enjoins or otherwise prevents consummation of the Merger, which has not been vacated, dismissed or withdrawn prior to the Effective Time, and the Company and Parent shall use their reasonable efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

         (c) any applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated, and all other consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, whether domestic or foreign, except where the failure to obtain any such consent, approval or authorization, or for any such consent, approval or authorization to be in full force and effect, would not be reasonably likely to, either individually or in the aggregate, have a Material Adverse Effect on the Company or Parent;

         (d) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time of the Merger; and

         (e) the Registration Statement shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn.

         Section 7.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of the Parent and Merger Sub to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of each of the following further conditions, any or all of which may be waived in whole or in part by Parent, to the extent permitted by applicable Law:

         (a) the representations and warranties of the Company shall be correct and accurate as of the Closing Date as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be correct and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be correct and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer to such effect;

         (b) the Company shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with on or prior to the Effective Time, and Parent shall have received a certificate, dated the Closing Date, signed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer to such effect;

         (c) Parent shall have received an opinion of King & Spalding, dated as of the Closing Date, substantially in the form of EXHIBIT 7.2(C) attached hereto, that, commencing with its short taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT within the meaning of the Code (such opinion shall be subject to customary assumptions, qualifications and representations, and shall be based, in part, on the opinions of Waller Lansden Dortch & Davis dated November 10, 1999 regarding the Company's qualified REIT status as of that date);

         (d) Parent shall have received an opinion of Baker & Hostetler LLP, counsel for Parent, dated the Closing Date and in customary form (subject to customary assumptions, qualifications and representations), to the effect that the Merger is a "reorganization" within the meaning of Section 368(a)(1)(A) and
(a)(2)(E) of the Code;

         (e) from the date of this Agreement through the Effective Time, there shall not have occurred an event that would be reasonably likely to have a Material Adverse Effect on the Company;

         (f) the Company shall have amended the Credit Agreement in compliance with Section 6.15 hereof;

         (g) the Company shall have (i) renewed its current directors and officers liability insurance policy through December 31, 2003 consistent with
Section 6.16(i), (ii) at the request of Parent, exercised its option to obtain two (2) years of "run-off" director and officer liability coverage pursuant to the terms of the Company's current directors and officers liability insurance policy and (iii) extended any other insurance policy set forth in Section 3.23 of the Company Disclosure Schedule through December 31, 2003 consistent with
Section 6.16(iii); and

         (h) The Company and the IRS shall have executed an IRS Form 906, Closing Agreement on Final Determination Covering Specific Tax Matters, as to the matters set forth in Section 7.2(h) of the Company Disclosure Schedule, in a form reasonably acceptable to Parent (the "CLOSING AGREEMENT").

         Section 7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligations of the Company to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of each of the following further conditions, any or all of which may be waived in whole or in part by the Company, to the extent permitted by applicable Law:

         (a) the representations and warranties of Parent and Merger Sub shall be correct and accurate as of the Closing Date as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be correct and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be correct and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Parent, and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by its Chief Executive Officer or Chief Financial Officer to such effect;

         (b) Parent and Merger Sub shall each have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with on or prior to the Effective Time, and the Company shall have received a certificate, dated the Closing Date, signed on behalf of Parent by its Chief Executive Officer or Chief Financial Officer to such effect;

         (c) the Company shall have received an opinion of Baker & Hostetler LLP, counsel for Parent, dated as of the Closing Date, substantially in the form of EXHIBIT 7.3(C) attached hereto, that, commencing with Parent's taxable year ended December 31, 1993, Parent have been organized and have operated in conformity with the requirements for qualification as a REIT within the meaning of the Code (such opinion shall be subject to customary assumptions, qualifications and representations);

         (d) the Company shall have received an opinion of King & Spalding, counsel for the Company, dated the Closing Date and in customary form (subject to customary assumptions, qualifications and representations), to the effect that the Merger is a "reorganization" within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code; and

         (e) from the date of this Agreement through the Effective Time, there shall not have occurred an event that would be reasonably likely to have a Material Adverse Effect on Parent.

                                 ARTICLE VIII.

                         TERMINATION; AMENDMENT; WAIVER

         Section 8.1 TERMINATION. This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of each of the Company and Parent:

         (a) by the mutual written consent of Parent and the Company;

         (b) by either Parent or the Company, if any Governmental Entity of competent authority shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the Merger substantially on the terms contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

         (c) by either Parent or the Company, if the Merger has not been consummated by May 15, 2003 (the "DROP-DEAD DATE"); PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have caused or resulted in the failure to consummate the Merger on or before such date;

         (d) by Parent, if (i) the Company Board shall have withdrawn or materially modified its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders or shall resolved to do so; (ii) the Company Board shall have approved or recommended an Acquisition Proposal made by any Person other than Parent or Merger Sub; or (iii) the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal;

         (e) by the Company, if prior to the adoption of this Agreement at the Company Stockholders' Meeting the Company Board shall have approved, and the Company shall concurrently enter into, a definitive agreement providing for the implementation of a Superior Proposal; but only if (i) the Company is not then in breach of Section 6.4, and (ii) prior to such termination the Company shall have made payment of the full amounts required by Section 8.3(b);

         (f) by the Company or Parent, if the Company Requisite Vote shall not have been obtained at a duly held Company Stockholders' Meeting or any adjournment thereof;

         (g) by the Company or Parent, if the Parent Requisite Vote shall not have been obtained at a duly held Parent Stockholders' Meeting or any adjournment thereof;

         (h) by the Company, if Parent shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.3(a) or (b) and which breach is incapable of being cured by Parent prior to the Drop-Dead Date;

         (i) by Parent, if the Company shall have breached any of its representations, warranties or covenants contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 7.2(a) or (b) and which breach is incapable of being cured by the Company prior to the Drop-Dead Date; or

         (j) by Parent, if the aggregate amount of any Closing Agreement Payments paid or payable by the Company or any of its affiliates (regardless of whether payable at such time or on a deferred basis) pursuant to or in connection with the Closing Agreement exceed the aggregate distributions that would have been payable by the Company to its shareholders under clause (ii) (x) of Section 6.11 except for the limitations imposed by Section 6.11 (ii) (y).

         The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         Section 8.2 EFFECT OF THE TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except (i) as provided in Section 5.3(c), this Section 8.2, Section 8.3 and Article IX and
(ii) nothing herein shall relieve any party from any liability for any willful or intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         Section 8.3 FEES AND EXPENSES.

         (a) Except as otherwise set forth in this Section 8.3, whether or not the Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement and the other transactions contemplated hereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Proxy Statement (including SEC filing fees) and the filing fees for the premerger notification and report forms under the HSR Act, if any, which shall be shared equally by Parent and the Company. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the other transactions contemplated hereby, including the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the other transactions contemplated hereby; PROVIDED, HOWEVER, that the reimbursement of such expenses of Parent or the Company, as the case may be, in accordance with Section 8.3(b) shall in no event exceed $4,000,000.

         (b) In the event that this Agreement is terminated by the Company or Parent pursuant to Section 8.1(g) or by the Company pursuant to Section 8.1(h), then Parent shall promptly (but in no event later than the date of such termination) pay the Company an amount equal to the Company's Expenses by wire transfer of same day funds to an account designated by the

Company. In the event that this Agreement is terminated (1) by Parent pursuant to 8.1(j), (2) by Parent or the Company pursuant to 8.1(c) and the condition set forth in Section 7.2(h) has not been fulfilled by the Drop-Dead Date, (3) by the Company or Parent pursuant to Section 8.1(f), or (4) by Parent pursuant to
Section 8.1(i), then the Company shall promptly (but in no event later than the date of such termination) pay Parent an amount equal to Parent's Expenses by wire transfer of same day funds to an account designated by Parent. In the event that this Agreement is terminated (i) by Parent pursuant to Section 8.1(d), (ii) by the Company pursuant to Section 8.1(e), (iii) (A) by the Company or Parent pursuant to Section 8.1(f) and (B) an Acquisition Proposal shall at the time of such termination be publicly proposed or publicly announced and within 12 months after such termination, the Company or any of its subsidiaries enters into any definitive agreement with respect to, or consummates, such Acquisition Proposal, or (iv) by the Company or Parent pursuant to Section 8.1(c) and at the time of termination an Acquisition Proposal had been received by the Company and either prior to termination of this Agreement or within 12 months thereafter the Company or any subsidiary consummates an Acquisition Proposal or enters into any definitive agreement with respect to any Acquisition Proposal that is subsequently consummated (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received at the time of termination of this Agreement) with the Person (or an affiliate of such Person) who made the Acquisition Proposal received by the Company prior to the termination date, then the Company shall pay Parent an amount equal to the Termination Fee (as hereinafter defined) by wire transfer of same day funds to an account designated by Parent, in the case of a payment as a result of any event referred to in
Section 8.3(b)(iii) or (iv), upon the first to occur of the entering into any definitive agreement or the consummation of the Acquisition Proposal and in the case of a payment as a result of any event referred to in Sections 8.3(b)(i) or
(ii), promptly, but in no event later than the date of such termination. For purposes of this Sections 8.3(b), an "ACQUISITION PROPOSAL" shall have the meaning assigned to such term in Section 9.11, except that the reference to "20 percent" in such definition shall be deemed to be a reference to "50 percent". As used in this Agreement, the "TERMINATION FEE" shall be an amount equal to the lesser of (x) the sum of $16,000,000 plus Parent's Expenses (such sum, the "BASE AMOUNT") and (y) the sum of (A) the maximum amount that can be paid to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("QUALIFYING INCOME"), as determined by independent accountants to Parent, and (B) in the event Parent receives an opinion or a letter from outside counsel (the "TERMINATION FEE TAX OPINION") indicating that Parent has received an opinion of counsel or a ruling from the IRS holding that Parent's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of Parent within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT REQUIREMENTS") or that the receipt by Parent of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. In the event that Parent is not able to receive the full Base Amount, the Company shall place the unpaid amount in escrow and shall not release any portion thereof to Parent unless and until the Company receives either one of the following: (x) a letter from Parent's independent accountants indicating the maximum amount that can be paid at that time to Parent without causing Parent to fail to meet the REIT Requirements or (y) a Termination Fee Tax Opinion, in either of which events the Company shall pay to Parent the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in clause (y) above. The Company's obligation to pay any unpaid portion of the Termination Fee shall terminate three (3) years from the date of this Agreement.

         (c) The Company and Parent agree that the agreements contained in
Section 8.3(b) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. In the event that the Company or Parent is required to file to seek all or a portion of the amounts payable under this Section 8.3, and such party prevails in such litigation, such party shall be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this Section 8.3, all expenses (including attorneys' fees) which it has incurred in enforcing its rights hereunder.

         Section 8.4 AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Merger Sub at any time before or after approval of the Merger by the Company Requisite Vote and Parent Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of any such stockholders under applicable Law without such approvals. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

         Section 8.5 EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE IX.

                                  MISCELLANEOUS

         Section 9.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article IX.

         Section 9.2 ENTIRE AGREEMENT; ASSIGNMENT.

         (a) This Agreement (including the schedules and exhibits hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

         (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.3 NOTICES. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) three (3) business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; PROVIDED, HOWEVER, that the fax is promptly confirmed by telephone confirmation thereof,
(iii) when delivered, if delivered personally to the intended recipient, and
(iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

if to Parent or to Merger Sub,

to:                           Developers Diversified Realty Corporation
                              3300 Enterprise Parkway
                              Beachwood, Ohio 44122
                              Attention: Joan Allgood
                              Facsimile: (216) 755-1493

with a copy to:               Baker & Hostetler LLP
                              3200 National City Center
                              1900 East Ninth Street
                              Cleveland, OH 44114
                              Attention:  Suzanne Hanselman
                              Facsimile:  (216) 696-0740

                                        and

                              Willkie Farr & Gallagher
                              787 Seventh Avenue
                              New York, NY 10019
                              Attention: Richard L. Posen
                              Facsimile: (212) 728-8111

if to the Company, to:        JDN Realty Corporation
                              359 East Paces Ferry Road
                              Suite 400
                              Atlanta, GA 30305
                              Attention: Craig Macnab
                              Facsimile: (404) 364-6446

with a copy to:               King & Spalding
                              191 Peachtree Street
                              Atlanta, Georgia 30303
                              Attention: John J. Kelley III
                              Facsimile: (404) 572-5147

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

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

         Section 9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

         Section 9.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 9.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 9.7 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) if necessary, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 9.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court or New York State court sitting in the Borough of Manhattan, City of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction and exclusive venue of any Federal court or New York State court sitting in the Borough of Manhattan, City of New York in the event any dispute arises out of this Agreement or the Merger or the validity, performance or enforcement of this Agreement or the Merger, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court.

         Section 9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 9.10 INTERPRETATION.

         (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

         (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         Section 9.11 DEFINITIONS.

         (a) "ACQUISITION PROPOSAL" means an inquiry, offer or proposal regarding any of the following (other than the Merger) involving the Company:
(i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the surviving entity resulting from any such transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock or the filing of a registration statement under the Securities Act in connection therewith; (iv) any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of assets of the Company and its subsidiaries having a fair market value equal to or greater than 20% of the fair market value of all of the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         (b) "COMPANY NON-SUBSIDIARY ENTITY" means any Person in which the Company or any of its subsidiaries owns, directly or indirectly, any equity or similar interests, or any interest convertible into or exchangeable or exercisable for any equity or similar interests, other than a subsidiary and any publicly traded entity in which the Company or any subsidiary beneficially owns less than one percent (1%) of any class or securities of such entity. References herein to "the Company and the Company Non-Subsidiary Entities taken as a whole" or other words of similar import shall be understood to refer to the Company and the Company Non-Subsidiary Entities on an aggregate basis, but in the case of the Company Non-Subsidiary Entities, only to the extent of the Company's interest therein.

         (c) "COMPANY OPTION PLANS" means the Company's 1993 Incentive Stock Plan, 1993 Non-Employee Director Stock Option Plan, Long-Term Incentive Plan and Deferred Bonus Plan.

         (d) "KNOW" or "KNOWLEDGE" means, with respect to any party, the actual knowledge of such persons listed in Section 9.11(d)(i) of the Company Disclosure Schedule or Section 9.11(d)(ii) of the Parent Disclosure Schedule.

         (e) "MATERIAL ADVERSE EFFECT" means when used in connection with the Company or Parent, as the case may be, or any of their respective subsidiaries, any change, effect or circumstance that (i) materially adversely affects the business, assets, financial condition or results of operations of the Company and each of its subsidiaries and the Company Non-Subsidiary Entities or Parent and each of its subsidiaries, as the case may be, in each case taken as a whole, excluding any adverse effect or change arising from (A) conditions in the United States economy or capital or financial markets generally, including changes in interest or exchange rates, (B) general changes in conditions (including changes in legal, regulatory or business conditions or changes in GAAP) in or otherwise affecting retail real estate properties generally, unless such changes have a materially disproportionate effect, relative to other industry participants, on the Company, its subsidiaries and the Company Non-Subsidiary Entities or Parent and its subsidiaries, each taken as a whole, as the case may be, or (C) this Agreement, the announcement or performance hereof and the Merger, including the impact thereof on relationships with suppliers or employees, or (ii) materially adversely affects the ability of the Company or Parent, as the case may be, to perform its obligations hereunder or consummate the Merger.

         (f) "PARENT OPTION PLANS" means Parent's Stock Option Plan, Amended and Restated Directors' Deferred Compensation Plan, Elective Deferred Compensation Plan and Amended and Restated Equity-Based Award Plan.

         (g) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

         (h) "SEC" shall mean the United States Securities and Exchange Commission.

         (i) "SUBSIDIARY" means, when used with reference to any party, any corporation, limited liability company, partnership, joint venture or other organization, whether incorporated or unincorporated, of which: (i) such party or any other subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have at least a majority of the voting interests in such partnership), (ii) voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation, partnership, joint venture or other organization is held by such party or by any one or more of its subsidiaries, or by such party and any one or more of its subsidiaries; or (iii) at least a majority of the equity, other securities or other interests is, directly or indirectly, owned or controlled by such party or by any one or more of its subsidiaries, or by such party and any one or more of its subsidiaries. References herein to "the Company and its subsidiaries taken as a whole" or other words of similar import shall be understood to refer to the Company and its subsidiaries on an aggregate basis, but in the case of subsidiaries that are not wholly owned, only to the extent of the Company's interest therein. References herein to "Parent and its subsidiaries taken as a whole" or other words of similar import shall be understood to refer to Parent and its subsidiaries on an aggregate basis, but in the case of subsidiaries that are not wholly owned, only to the extent of Parent's interest therein.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                      DEVELOPERS DIVERSIFIED REALTY CORPORATION



                                      By: /s/ Scott A. Wolstein
                                          -------------------------------------
                                            Name:  Scott A. Wolstein
                                                   ----------------------------
                                            Title: Chief Executive Officer
                                                   ----------------------------



                                      JDN REALTY CORPORATION



                                      By: /s/ Craig Macnab
                                          -------------------------------------
                                            Name:  Craig Macnab
                                                   ----------------------------
                                            Title: CEO
                                                   ----------------------------



                                      DDR TRANSITORY SUB, INC.



                                      By: /s/ David M. Jacobstein
                                          -------------------------------------
                                            Name:  David M. Jacobstein
                                                   ----------------------------
                                            Title: President
                                                   ----------------------------